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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Avid Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 17, 2009

Dear Stockholder,

        I am pleased to invite you to attend the 2009 Annual Meeting of Stockholders of Avid Technology, Inc. The annual meeting will be held on Thursday, May 28, 2009 at 8:00 a.m., PDT, at 909 Montgomery Street, Suite 400, San Francisco, California.

        You will find information regarding the business to be conducted at the annual meeting in our notice of annual meeting and proxy statement. We make our proxy materials, including our annual report to stockholders, available over the Internet. Most stockholders will receive a notice of the Internet availability of the proxy materials instead of a printed copy. The notice of Internet availability includes instructions for accessing the proxy materials over the Internet or requesting a printed copy of the proxy materials by mail.

        Your vote is important regardless of the number of shares that you own. Whether or not you plan to attend the annual meeting, we hope that you will submit your vote by proxy as soon as possible. If you received a notice of Internet availability, you may submit your vote by proxy over the Internet. If you received a printed copy of the proxy materials (including a proxy card), you may alternatively submit your proxy vote by mail. Voting by proxy will not affect your right to attend the annual meeting and vote in person should you so choose.

        On behalf of the board of directors, I would like to express our appreciation for your interest in our company. I look forward to greeting many of you at the annual meeting.

                        Sincerely,

                        Gary G. Greenfield
                         Chairman and Chief Executive Officer

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AVID TECHNOLOGY, INC.

Avid Technology Park
One Park West
Tewksbury, MA 01876

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date	Thursday, May 28, 2009
Time	8:00 a.m., PDT
Location	909 Montgomery Street, Suite 400 San Francisco, California 94133
Proposals	(1) To elect three Class I Directors to serve for three-year terms
(2) To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year
Consideration will also be given to such other business as may properly come before the meeting or any adjournment thereof.
Board Recommendations	Our board of directors recommends that stockholders vote FOR each of the proposals to be considered and acted upon at the annual meeting
Record Date	Only shareholders as of the close of business on April 2, 2009 are entitled to notice of and to vote at the annual meeting

                        By Order of our Board of Directors,

                        Paige Parisi
                         Secretary

                        Tewksbury, Massachusetts
                        April 17, 2009

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AVID TECHNOLOGY, INC.

Avid Technology Park
One Park West
Tewksbury, Massachusetts 01876

PROXY STATEMENT

        We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors for use at our 2009 Annual Meeting of Stockholders and at any adjournments of the annual meeting. The annual meeting will be held at 8:00 a.m., PDT, on Thursday, May 28, 2009 at 909 Montgomery Street, Suite 400, San Francisco, California.

        We are making the annual meeting notice, this proxy statement and our 2008 Annual Report to Stockholders available to our stockholders on or about April 17, 2009.

IMPORTANT INFORMATION

Internet Availability of Proxy Materials

        We make our proxy materials available to our stockholders over the Internet. Most of our stockholders will receive a notice of the Internet availability of our proxy materials in lieu of a printed copy. The notice of Internet availability includes instructions for accessing the proxy materials over the Internet or requesting a printed copy of the proxy materials by mail. It also includes instructions on how stockholders may elect to receive future proxy materials in printed form by mail or electronically by email.

Summary of Proposals

        The following is a summary of the proposals to be considered and acted upon at the annual meeting and the voting recommendations of our board of directors:

Proposal		Board Recommendation
(1)	To elect three Class I Directors to serve for three-year terms	FOR
(2)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year	FOR

        We are not aware of any other matters to be presented at our annual meeting. However, if any other matters are properly presented, the persons designated as proxies intend to vote, or otherwise act, in accordance with their judgment.

Shares Entitled to Vote

        At the close of business on April 2, 2009, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, there were outstanding and entitled to vote an aggregate of 37,321,729 shares of our common stock, $0.01 par value per share. Stockholders are entitled to one vote per share.

Stockholders of Record versus Beneficial Owners

        In certain sections of this proxy statement, we distinguish between stockholders of record and beneficial owners. Most of our stockholders are beneficial owners.

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  Stockholders of Record.  If your shares are held in your name with our transfer agent, Computershare, you are considered the "stockholder of record" of those shares. As a stockholder of record, you will receive the notice of Internet availability or, as applicable, a printed copy of the proxy materials directly from us.

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  Beneficial Owners.  If your shares are held in a brokerage account or by another custodian, you are considered the "beneficial owner" of those shares and the broker or custodian is the stockholder of record. As a beneficial owner, your broker or custodian will forward to you the notice of Internet availability or, as applicable, a printed copy of the proxy materials.

Voting Methods

        You may vote your shares as follows:

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  By Proxy over the Internet.  If you receive a notice of Internet availability, or if you receive a printed copy of the proxy materials by mail (including a proxy card), you may submit your vote by proxy over the Internet any time prior to 11:59 p.m., EDT, on May 27, 2009 by following the instructions on the notice or proxy card.

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  By Proxy by Mail.  If you receive a printed copy of the proxy materials (including a proxy card) by mail, you may submit your proxy vote by mail by following the instructions on the proxy card. Please allow sufficient time for mailing as only proxy cards received by us prior to the annual meeting will be deemed valid and counted.

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  In Person.  All stockholders may vote in person at the annual meeting. Please note, however, that if you are a beneficial owner, in order to vote your shares in person at the annual meeting, you must obtain a legal proxy from the stockholder of record (which is your broker or custodian) that authorizes you to do so.

        If you receive more than one notice of Internet availability or multiple printed copies of the proxy materials (including multiple proxy cards), in order to vote all of your shares by proxy, you must separately vote over the Internet the shares represented by each notice or complete and return each proxy card. You may receive multiple copies of the notice or proxy materials if, for example, you hold shares in more than one brokerage account or you are a stockholder of record and hold shares registered in more than one name.

        If you vote your shares by proxy, you may revoke your proxy at any time before its exercise by re-voting over the Internet, submitting a subsequently dated proxy card, delivering a written revocation to our Secretary, or voting in person at the annual meeting. If you submit multiple proxies, the last proxy received by us will be the proxy used for purposes of the annual meeting. Voting by proxy will not affect your right to attend the annual meeting and vote in person should you so choose.

Quorum and Voting Requirements

        The holders of a majority of the shares of our issued and outstanding common stock entitled to vote at the annual meeting constitute a quorum. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote for any reason with respect to one or more of the proposals presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the annual meeting.

        The affirmative vote of the holders of a plurality of the shares of common stock present or represented and voting at the annual meeting is required for the election of the Class I Directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting at the annual meeting is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

Handling of Proxy Votes

        All proxies will be voted in accordance with stockholders' instructions, which may include FOR and WITHHELD for director elections and FOR, AGAINST and ABSTAIN for all other proposals. If you submit your vote by proxy, but you do not provide specific voting instructions with respect to a particular proposal, then:

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  if you are a stockholder of record, the persons designated by us as proxies will vote your shares in favor of that proposal; or

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  if you are a beneficial owner, your broker or custodian may vote your shares on that proposal to the extent consistent with its discretionary voting authority (on any proposal for which your broker or custodian lacks discretionary voting authority, your shares will not be voted—this is referred to as a "broker non-vote").

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes will not count as votes FOR or AGAINST any proposal or as votes cast or shares voting on any proposal. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes will not affect the voting on any of the proposals under consideration by stockholders. Abstentions and broker non-votes will, however, as stated above, be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.

Solicitation of Proxies

        We will bear all costs for this solicitation of proxies. Our directors, officers and employees may solicit proxies by mail, telephone, email, facsimile or personally without additional compensation. We are requesting that brokers and custodians forward the notice of Internet availability or, as applicable, printed copies of the proxy materials to stockholders for whom they hold shares. We will reimburse these entities for their reasonable out-of-pocket distribution expenses.

Householding

        Some brokers or custodians may practice "householding" whereby they provide a single copy of proxy materials to multiple stockholders sharing the same household. If you have received proxy materials on a household basis, we will promptly deliver an additional copy of any proxy materials at no charge upon request to: Avid Technology, Inc., Avid Technology Park, One Park West, Tewksbury, Massachusetts 01876, Attn: Investor Relations, telephone: (978) 640-3346. If you are receiving proxy materials on a household basis and wish to discontinue doing so, or if you would like to begin receiving proxy materials on a household basis, you should contact your bank or custodian, or you may contact us as described above.

Annual Report on Form 10-K

        We will furnish a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, or SEC, including financial statements and schedules, but excluding exhibits, to any stockholder at no charge upon request to: Avid Technology, Inc., Avid Technology Park, One Park West, Tewksbury, Massachusetts 01876, Attn: Investor Relations, telephone: (978) 640-3346. Exhibits will be provided upon written request and payment of an appropriate processing fee.

 SECURITIES MATTERS

Security Ownership of Certain Beneficial Owners and Management

        The following table provides information with respect to the beneficial ownership of our common stock by:

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  each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

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  each of our directors;

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  each executive officer named in the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 on page 31; and

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  all of our directors and executive officers as a group.

        Except as otherwise noted, information in the following table is as of March 17, 2009. The number of shares beneficially owned by each person or entity is calculated pursuant to rules promulgated by the SEC. Under those rules, a person or entity is considered to beneficially own all shares for which the person or entity has sole or shared voting or investment power, and all shares that the person or entity has the right to acquire within 60 days after March 17, 2009.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock Outstanding(1)(2)
5% Stockholders
Blum Capital Partners, L.P.(3) 909 Montgomery Street, Suite 400 San Francisco, CA 94133	9,005,330	24.1%
Capital Research Global Investors(4) 333 South Hope Street Los Angeles, CA 90071	3,523,320	9.4%
PRIMECAP Management Company(5) 225 South Lake Avenue, #400 Pasadena, CA 91101	2,939,243	7.9%
Private Capital Management, L.P.(6) 8889 Pelican Bay Boulevard, Suite 500 Naples, FL 34108	2,802,530	7.5%
Royce & Associates, LLC(7) 1414 Avenue of the Americas New York, NY 10019	2,694,527	7.2%
Dimensional Fund Advisors L.P.(8) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,352,940	6.3%
Columbia Wanger Asset Management, L.P.(9) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,105,000	5.6%
Vanguard Horizon Funds—Vanguard Capital Opportunity Fund(10) 100 Vanguard Boulevard Malvern, PA 19355	2,037,500	5.5%

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock Outstanding(1)(2)
Directors and Officers
George H. Billings(11)	40,000	*
Elizabeth M. Daley(11)	30,000	*
Nancy Hawthorne(11)	69,689	*
Louis Hernandez, Jr.(11)	10,000	*
Youngme E. Moon(11)	30,000	*
John H. Park(3)(12)	9,005,330	24.1%
Gary G. Greenfield(13)	120,768	*
Kirk E. Arnold(14)	18,677	*
Joel E. Legon(11)	30,904	*
David M. Lebolt(15)	94,983	*
Sharad Rastogi(16)	106,581	*
Gerard Schenkkan(17)	10,764	*
Ken Sexton(18)	31,874	*
Graham Sharp(19)	76,932	*
All directors and executive officers as a group (17 people)(20)	9,708,014	26.0%

*
Less than 1%

(1)
The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person or entity has sole voting or dispositive power with respect to the shares identified as being beneficially owned by that person or entity.

(2)
Percentage ownership calculations are based on 37,323,711 shares of common stock outstanding as of March 17, 2009. Any shares that a person or entity has the right to acquire within 60 days after March 17, 2009 are deemed to be outstanding for the purpose of calculating the percentage of outstanding common stock owned by that person or entity, but not for the purpose of calculating the percentage ownership of any other person or entity.

(3)
Beneficial ownership as of March 11, 2009, as reported in a Form 4 Statement of Changes in Beneficial Ownership of Securities filed with the SEC on March 11, 2009 by Blum Capital Partners, L.P. ("Blum LP"), Richard C. Blum & Associates, Inc. ("RCBA Inc."), Blum Strategic GP III, L.L.C. ("Blum GP III"), Blum Strategic GP IV, L.L.C. ("Blum GP IV"), and Saddlepoint Partners GP, L.L.C. ("Saddlepoint GP") (collectively, the "Blum Reporting Persons"). The Blum Reporting Persons beneficially own the following:

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  6,068 shares directly owned by Blum LP. These shares may be deemed to be indirectly owned by RCBA Inc., the general partner of Blum LP. RCBA Inc. disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

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  1,636,460 shares held by Blum LP and RCBA Inc. on behalf of the limited partnerships for which Blum LP serves as general partner. Blum LP and RCBA Inc. disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

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  4,100,000 shares directly owned by Blum Strategic Partners III, L.P. ("Strategic III"). These shares may be deemed to be indirectly owned by (i) Blum Strategic GP III, L.P. ("Blum GP III LP"), the general partner of Strategic III, and (ii) Blum GP III, the general partner of Blum GP III LP. Both Blum GP III LP and Blum GP III disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

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  2,987,238 shares directly owned by Blum Strategic Partners IV, L.P. ("Strategic IV"). These shares may be deemed to be indirectly owned by (i) Blum Strategic GP IV, L.P. ("Blum GP IV LP"), the general partner of Strategic IV, and (ii) Blum GP IV, the general partner of Blum GP IV LP.

      Both Blum GP IV LP and Blum GP IV disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

    •
    103,364 shares directly owned by Saddlepoint Equity, L.L.C. ("Saddlepoint Equity"). These shares may be deemed to be indirectly owned by (i) Saddlepoint GP, the managing member of Saddlepoint Equity, (ii) Blum LP, the managing member of Saddlepoint GP, and (iii) RCBA Inc., the general partner of Blum LP. Saddlepoint GP, Blum LP and RCBA Inc. disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

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    86,100 shares legally owned by The Nuclear Decommissioning Trust of Dominion Nuclear Connecticut, Inc. and 86,100 shares legally owned by Virginia Electric and Power Company Qualified Nuclear Decommissioning Trust (collectively, the "Investment Advisory Clients"). Blum LP has voting and investment discretion with respect to these shares, but no Blum Reporting Person has a pecuniary interest in them. Each Investment Advisory Client disclaims membership in a group with any Blum Reporting Person or the other Investment Advisory Client, and each disclaims beneficial ownership of any shares beneficially owned by the Blum Reporting Persons other than for their own account.

    Voting and investment power concerning the above shares are held solely by Blum LP, Blum GP III, Blum GP IV and Saddlepoint GP.

(4)
Beneficial ownership as of December 31, 2008, as reported on a Schedule 13G filed with the SEC on February 13, 2009 by Capital Research Global Investors ("Capital Research"). The shares are held by various investment companies for which Capital Research acts as investment advisor. Capital Research disclaims beneficial ownership of the shares.

(5)
Beneficial ownership as of December 31, 2008, as reported in an amendment to Schedule 13G filed with the SEC on February 12, 2009 by PRIMECAP Management Company ("PRIMECAP"). PRIMECAP has sole voting power with respect to 787,643 of the shares, but sole dispositive power with respect to all of the shares.

(6)
Beneficial ownership as of December 31, 2008, as reported in an amendment to Schedule 13G filed with the SEC on January 12, 2009 by Private Capital Management, L.P. ("PCM"). PCM has sole voting and dispositive power with respect to 16,300 of the shares. The remaining shares are held by clients of PCM that have delegated proxy voting authority to PCM and with respect to which PCM has shared voting and dispositive power. PCM disclaims beneficial ownership of shares over which it has dispositive power and disclaims the existence of a group.

(7)
Beneficial ownership as of December 31, 2008, as reported on a Schedule 13G filed with the SEC on January 23, 2009 by Royce & Associates, LLC ("Royce"). Royce Value Plus Fund, an investment company managed by Royce, beneficially owns 1,866,700 of the shares.

(8)
Beneficial ownership as of December 31, 2008, as reported on a Schedule 13G filed with the SEC on February 9, 2009 by Dimensional Fund Advisors LP ("Dimensional"). The shares are owned by four investment companies to which Dimension furnishes investment advice and certain other commingled group trusts and separate accounts for which Dimension serves as investment manager. Dimension has sole voting power with respect to 2,270,943 of the shares, but sole dispositive power with respect to all of the shares. Dimensional disclaims beneficial ownership of the shares.

(9)
Beneficial ownership as of December 31, 2008, as reported in an amendment to a Schedule 13G filed with the SEC on February 5, 2009 by Columbia Wanger Asset Management, L.P. ("Columbia Wanger") and Columbia Acorn Trust ("CAT"), a Massachusetts business trust that is advised by Columbia Wanger. Approximately 90% of the shares are held by CAT.

(10)
Beneficial ownership as of December 31, 2008, as reported in an amendment to a Schedule 13G filed with the SEC on February 13, 2009 by Vanguard Horizon Funds—Vanguard Capital Opportunity Fund ("Vanguard"). Vanguard has not indicated that it has sole or shared dispositive power with respect to the shares.

(11)
Consists of shares issuable upon the exercise of stock options.

(12)
Consists of shares beneficially owned by the Blum Reporting Parties (see footnote (3)). Mr. Park is a Partner of Blum Capital Partners, L.P. Mr. Park disclaims beneficial ownership of the shares held by the Blum Reporting Parties, except to the extent of his proportionate pecuniary interest in those shares.

(13)
Includes 68,750 shares of restricted common stock that are subject to a repurchase right held by our company and 31,250 shares issuable upon the exercise of stock options.

(14)
Includes 10,938 shares issuable upon the exercise of stock options.

(15)
Includes 89,718 shares issuable upon the exercise of stock options.

(16)
Includes 100,546 shares issuable upon the exercise of stock options.

(17)
Includes 10,445 shares issuable upon the exercise of stock options.

(18)
Includes 18,750 shares issuable upon the exercise of stock options or the vesting of restricted stock units.

(19)
Includes 73,514 shares issuable upon the exercise of stock options.

(20)
Includes 68,750 shares of restricted common stock that are subject to a repurchase right held by our company and 574,749 shares issuable upon the exercise of stock options or the vesting of restricted stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of reports filed by the persons required to file these reports and written representations from those persons, we believe that all filing requirements of Section 16(a) were satisfied with respect to the year ended December 31, 2008.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal Summary

        Our board of directors is divided into three classes, designated as Class I, Class II and Class III Directors, with one class elected each year. Members of each class hold office for a three-year term. Our board of directors currently consists of seven members, three of whom are Class I Directors, two of whom are Class II Directors and two of whom are Class III Directors. Each of our Class I Directors has been nominated by our board of directors for re-election at our annual meeting this year for terms expiring at our 2012 annual meeting.

        The persons designated by us as proxies will vote to elect George H. Billings, Nancy Hawthorne and John H. Park as Class I Directors unless authority to vote for the election of any or all of the nominees is withheld. Each nominee has indicated his or her willingness to serve if elected, but if any of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by our board of directors.

        Our corporate governance guidelines provide that directors are expected to attend our annual meeting of stockholders. All of our directors attended our 2008 annual meeting.

Board Recommendation

        Our board of directors recommends that our stockholders vote FOR the election of Mr. Billings, Ms. Hawthorne and Mr. Park.

 Directors

        Set forth below regarding each nominee and each continuing director is his or her name, age as of March 31, 2009, principal occupation and business experience during at least the past five years; all positions he or she holds with us, if any; the names of other publicly held corporations for which he or she serves as a director; and the year during which he or she first became a member of our board of directors. There are no family relationships among any of our directors and executive officers.

Nominees

Class I Directors (Terms to expire at our 2012 annual meeting)

        George H. Billings, 58, became a director in March 2004. Since 1987, Mr. Billings has been the President of Billings & Co., a management consulting firm focused on the wireless communications and related industries. Mr. Billings also served as Chief Operating Officer from March 1998 to June 1998, and as Chief Executive Officer from June 1998 to May 1999 of Silicon Wireless, Ltd., a developer of wireless communications technology. Previously, Mr. Billings served first as Chief Operating Officer and later as Vice Chairman of Radio Movil Digital Americas, Inc., a wireless dispatch communications company; as General Manager of the Washington-Baltimore Cellular Telephone Company Partnership (d/b/a Cellular One), a telecommunications company; and as Vice President of Corporate Development of the Communications Satellite Corporation, a global telecommunications company.

        Nancy Hawthorne, 57, became a director in October 1997 and became our lead independent director in January 2008. Ms. Hawthorne served as our Interim Chief Executive Officer from July 2007 to December 2007 and as our Interim President in December 2007. Since August 2001, Ms. Hawthorne has served as Chair and Chief Executive Officer of Clerestory, LLC, a financial advisory and investment firm. Prior to that, Ms. Hawthorne served as Chief Executive Officer and Managing Partner of Hawthorne, Krauss & Associates, LLC, a provider of consulting services to corporate management, and as Chief Financial Officer and Treasurer of Continental Cablevision, a cable television company. Ms. Hawthorne also serves as a director of the Metropolitan Series Fund, Inc., a mutual fund established by the Metropolitan Life Insurance Company.

        John H. Park, 41, became a director in June 2007. Mr. Park has been a Partner of Blum Capital Partners, L.P., a private equity firm, since May 2004. Prior to joining Blum Capital Partners, Mr. Park spent 11 years with Columbia Wanger Asset Management, L.P., where he was a Partner and the Portfolio Manager of the Columbia Acorn Select Fund and a Co-Portfolio Manager of the Columbia Acorn Fund. Mr. Park serves as a director of GlenRose Instruments, Inc., which, through its subsidiaries, provides radiological and other services and operates a radiochemistry laboratory network.

Continuing Directors

Class II Directors (Terms to expire at our 2010 annual meeting)

        Gary G. Greenfield, 54, our Chairman, President and Chief Executive Officer joined us in December 2007. Prior to joining us, Mr. Greenfield served as Chief Executive Officer of GXS, Inc., a provider of business-to-business integration, synchronization and collaboration solutions, from December 2003 to December 2007. He also served as an Operating Partner with Francisco Partners, a technology-focused private equity firm, during the same period. Previously, Mr. Greenfield served as Chief Executive Officer of Peregrine Systems, Inc., an infrastructure management software company, from June 2002 to August 2003, and, prior to that, as President and Chief Executive Officer of Merant PLC, a provider of software solutions for enterprise change management. Mr. Greenfield serves as a director of Novell, Inc., a provider of business infrastructure software, and Vocus, Inc., a provider of on-demand software for public relations management.

        Louis Hernandez, Jr., 42, became a director in February 2008. Mr. Hernandez has served as Chairman of the board of directors of Open Solutions Inc., a provider of enterprise-wide enabling technologies for the financial services marketplace, since March 2000 and as its Chief Executive Officer since November 1999. From January 1998 to November 1999, Mr. Hernandez served as Executive Vice President of RoweCom Inc., an electronic commerce software vendor. Mr. Hernandez served as RoweCom's Chief Financial Officer between February 1997 and November 1999. Prior to joining RoweCom, Mr. Hernandez served as the Chief Financial Officer and Corporate Secretary for U.S. Medical Instruments, Inc., a high technology medical device company, and worked in the business and advisory services group of Price Waterhouse LLP. Mr. Hernandez serves as a director of HSBC Finance Corporation.

Class III Directors (Terms to expire at our 2011 annual meeting)

        Elizabeth M. Daley, 66, became a director in February 2005. Dr. Daley has been Dean of the School of Cinematic Arts at the University of Southern California since 1991.

        Youngme E. Moon, 44, became a director in September 2005. Dr. Moon has been a professor at Harvard Business School since 1998. Prior to that, Dr. Moon was a professor at the Massachusetts Institute of Technology.

Director Candidates

        The process followed by our nominating and governance committee to identify and evaluate director candidates consists of reviewing recommendations from members of our board of directors, search firms that we engage from time to time, and others (including stockholders); evaluating biographical and background information relating to potential candidates; and interviewing potential candidates.

        In considering whether to recommend a particular candidate for inclusion on our board of directors' slate of recommended director nominees, our nominating and governance committee considers the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, and commitment to participate as a director, as well as the diversity of our board and conflicts of interest that would impair the candidate's ability to act in the interests of all stockholders. Our nominating and governance committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any prospective nominee. Our nominating and governance committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

        Stockholders may recommend an individual to our nominating and governance committee for consideration as a potential director candidate by submitting the individual's name, together with information regarding the individual's background, qualifications and experience, to the Nominating and Governance Committee, c/o Secretary, Avid Technology, Inc., Avid Technology Park, One Park West, Tewksbury, Massachusetts 01876, or by email to Avid_Secretary@avid.com.

        Assuming that appropriate biographical and background material has been provided on a timely basis, our nominating and governance committee will evaluate stockholder-recommended candidates by substantially following the same process, and considering the same criteria, as it follows for candidates submitted by others. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy materials for the next annual meeting.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        Our company uses a combination of cash and equity-based compensation to attract and retain candidates to serve on our board of directors. We compensate outside directors only for their service on our board of directors. An outside director is a member of our board of directors who is not:

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  an employee of our company or any subsidiary of our company,

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  a significant stockholder, meaning the beneficial owner of 10% or more of our outstanding common stock, or

  •
  a stockholder, member or partner of a significant stockholder.

        Mr. Greenfield, our Chairman, President and Chief Executive Officer, and Mr. Park, a partner of a significant stockholder of our company, are not outside directors, and therefore, do not receive any compensation for their service on our board of directors.

Cash Compensation for Outside Directors

        Our board of directors met in February 2008 to review and determine compensation for outside directors and decided to set cash compensation for our outside directors as follows:

  Board of Directors
  Lead Director: $75,000 annual retainer and $6,000 per meeting
  Other Outside Members: $45,000 annual retainer and $3,000 per meeting

  Audit Committee
  Chair: $25,000 annual retainer (an increase of $5,000) and $6,000 per meeting
  Other Outside Members: $7,500 annual retainer (an increase of $2,500) and $3,000 per meeting

  Compensation Committee
  Chair: $15,000 annual retainer (a decrease of $5,000) and $6,000 per meeting
  Other Outside Members: $5,000 annual retainer (an increase of $2,000) and $3,000 per meeting

  Nominating and Governance Committee
  Chair: $15,000 annual retainer (an increase of $5,000) and $6,000 per meeting
  Other Outside Members: $5,000 annual retainer (an increase of $2,000) and $3,000 per meeting

        These changes took effect on July 1, 2008. Prior to that date, outside directors were not paid a fee for each meeting attended. Our compensation committee made these changes to cash compensation for our outside directors after reviewing benchmarking data provided by its independent compensation consultant, Watson Wyatt, and concluding that outside director compensation needed to be increased in order to remain competitive.

Equity Compensation for Outside Directors

        In addition to the cash compensation described above, outside directors are entitled to receive equity compensation. Historically, outside directors received equity compensation under our 1993 Director Stock Option Plan or our 2005 Stock Incentive Plan, as amended. Effective May 21, 2008, the date our stockholders approved our Amended and Restated 2005 Stock Incentive Plan, all equity compensation awarded to outside directors will be granted under our Amended and Restated 2005 Stock Incentive Plan. Our board of directors reviews equity compensation for outside directors annually.

        Under our 1993 Director Stock Option Plan, each outside director received an option to purchase 10,000 shares of common stock upon his or her initial election to our board of directors. In addition, each outside director received an option to purchase 10,000 shares of common stock on the date of each annual meeting of stockholders if the director had then served a minimum of six months on our board of directors.

        Under our Amended and Restated 2005 Stock Incentive Plan, our outside directors are entitled to receive equity compensation subject to the following maximum grant levels:

  •
  upon election to our board of directors, an option for up to 15,000 shares of common stock or a restricted stock award or a restricted stock unit award for up to 7,500 shares of common stock; and

  •
  annually on the date of our annual meeting, if the outside director has served a minimum of six months on our board of directors, an option for up to 15,000 shares of common stock or a restricted stock award or a restricted stock unit award for up to 7,500 shares of common stock.

        In each case, an outside director may receive a combination of awards so long as the aggregate number of shares subject to each award does not exceed 15,000 shares of common stock. Each share of common stock subject to a restricted stock award or a restricted stock unit award is considered two shares of common stock for the purpose of this limitation.

        Grants to outside directors of options are at an exercise price per share equal to the closing price of our common stock on NASDAQ on the grant date. Grants to outside directors of options upon their initial election to our board of directors vest in full twelve months from the grant date. Annual grants to outside directors of options vest in full on the earlier of twelve months from the grant date or immediately prior to the next annual meeting of stockholders following the grant date, unless otherwise specified in the applicable option agreement. Awards of restricted stock and restricted stock units to our outside directors vest on the first anniversary of the grant date. Options granted under our 1993 Director Stock Option Plan have a term of six years, those granted under our 2005 Stock Incentive Plan have a term of ten years, and those granted under our Amended and Restated 2005 Stock Incentive Plan have a term of seven years.

        In 2008, each of our outside directors (other than Mr. Hernandez) was granted under our Amended and Restated 2005 Stock Incentive Plan (i) 1,000 restricted stock units and (ii) an option to purchase 7,000 shares of common stock at an exercise price of $21.77, equal to the closing price of our common stock on NASDAQ on the grant date, May 21, 2008. Mr. Hernandez joined our board of directors on February 27, 2008. On that date, he was granted an option to purchase 10,000 shares of common stock under our 2005 Stock Incentive Plan at an exercise price of $24.59, equal to the closing price of our common stock on NASDAQ on the grant date. Mr. Hernandez was not eligible to receive the annual equity grant mentioned above in May 2008 because he had not served on our board for six months as required under our Amended and Restated 2005 Stock Incentive Plan.

Changes to 2009 Compensation for Outside Directors

        Our board of directors met in February 2009 to review and determine compensation for our outside directors and decided to increase the equity compensation for our outside directors. On May 28, 2009, the date of our 2009 annual meeting of stockholders, each of our outside directors who has served a minimum of six months on our board of directors will receive an additional 1,000 restricted stock units subject to the same one-year vesting term discussed above. No changes were made to the cash compensation paid or the options granted to our outside directors. Our board of directors increased the equity compensation for our outside directors after reviewing third-party survey data and outside director compensation data previously provided to our compensation committee by Watson Wyatt in May 2007 and January 2008, and concluding that the outside directors' equity compensation should be increased in order to remain competitive.

Stock Ownership Guidelines for Outside Directors

        Stock ownership guidelines for our outside directors were adopted by our board of directors and became effective on May 24, 2006 to further align the interests of our outside directors with those of our stockholders. Under the guidelines, our outside directors are expected to hold the following:

  •
  at least 10,000 shares of common stock one year after the later of May 24, 2006 or the date the director first receives an initial option grant; and

  •
  at least 20,000 shares of common stock three years after the later of May 24, 2006 or the date the director first receives an initial option grant.

        For purposes of these guidelines, stock ownership includes:

  •
  restricted stock and restricted stock units;

  •
  shares held in a brokerage account in the name of the director; and

  •
  shares underlying fully-vested options.

        A director who fails to comply with these stock ownership guidelines will be required to retain all future awards of equity compensation made by us until the thresholds are achieved.

        All of our outside directors have met our stock ownership guidelines. See "Security Ownership of Certain Beneficial Owners and Management" on page 4 for more detailed information on the beneficial ownership of our directors.

Non-Qualified Deferred Compensation for Outside Directors

        Our outside directors are eligible to participate in our non-qualified deferred compensation plan, which was established to provide participants with the opportunity to defer the receipt of all or a portion of their director fees. See "Non-Qualified Deferred Compensation" on page 39 for a discussion of our non-qualified deferred compensation plan.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2008

        The following table sets forth a summary of the compensation we paid to our directors for service on our board in 2008. Mr. Greenfield is a Named Executive Officer and, for this reason, is not listed in the following table. All of Mr. Greenfield's compensation information for 2008 is reported in the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 on page 31.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Restricted Stock Unit Awards(3)	All Other Compensation(4)	Total
George H. Billings	$110,000	$81,579	$13,354	$41,158	$246,091
Elizabeth M. Daley	$88,275	$81,579	$13,354	$41,158	$224,366
John V. Guttag(5)	$18,725	$44,383	—	$41,158	$104,266
Nancy Hawthorne(6)	$128,867	$81,579	$13,354	$41,158	$264,958
Louis Hernandez, Jr.(7)	$61,420	$72,154	—	—	$133,574
Youngme E. Moon	$77,379	$81,579	$13,354	$96,143	$268,455
John H. Park(8)	—	—	—	—	—

(1)
For purposes of determining outside director compensation, the term of office for outside directors begins in July and ends the following July, which period does not coincide with our January through December fiscal year. Cash amounts included in the table above represent the portion of the annual board/committee member fees and board/committee chair fees earned during our 2008 fiscal year. See "Additional Information about Fees Earned or Paid in Cash in Fiscal Year 2008" below.

(2)
The amount shown represents the amount of compensation cost that we recognized for fiscal year 2008 for all options held by each of our outside directors as computed in accordance with SFAS No. 123(R) utilizing the modified prospective transition method. In accordance with SFAS No. 123(R), the fair value of each option is determined on the grant date using the Black-Scholes option pricing model. This value is then amortized ratably over the vesting period. The grant date fair value, computed in accordance with SFAS No. 123(R), of options granted to each of our outside directors (except for Mr. Hernandez) in 2008 was $60,610. The grant date fair value, computed in accordance with SFAS No. 123(R), of options granted to Mr. Hernandez in 2008 was $85,742. The grant date fair value was determined by using the Black-Scholes option pricing model. As of December 31, 2008, each continuing outside director held options for the following number of shares: Mr. Billings: 47,000, Dr. Daley: 37,000, Ms. Hawthorne: 76,689, Mr. Hernandez: 10,000 and Dr. Moon: 37,000. Please see Note B, "Summary of Significant Accounting Policies—Accounting for Stock-Based Compensation," to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding the assumptions and methodologies used to value these options.

(3)
The amount shown represents the amount of compensation cost that we recognized for fiscal year 2008 for all restricted stock unit awards held by each of our outside directors as computed in accordance with SFAS No. 123(R) utilizing the modified prospective transition method. The grant date fair value, computed in accordance with SFAS No. 123(R), of restricted stock unit awards held by each of our outside directors (except for Mr. Hernandez) in 2008 was $21,760. The grant date fair value was determined by multiplying the total number of shares of common stock underlying the restricted stock units by $21.77, the closing price of our common stock on NASDAQ on the grant date, May 21, 2008 and subtracting $.01 par value per share. As of December 31, 2008, each continuing outside director (except for Mr. Hernandez) held 1,000 restricted stock units. Mr. Hernandez joined our Board of Directors in February 2008 and was not eligible to receive the annual restricted stock unit award in May 2008 because he had not been a member of our board of directors for six months as required under our Amended and Restated 2005 Stock Incentive Plan. Please see Note B, "Summary of Significant Accounting Policies—Accounting for Stock-Based Compensation," to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding the assumptions and methodologies used to value these restricted stock units.

(4)
The amount listed for each outside director under "All Other Compensation" represents a one-time cash payment made to our outside directors as of May 21, 2008 who received an annual grant of options in 2007 under our 1993 Director Stock Option Plan that had six-year terms. Our board of directors determined that these options should have had ten-year terms consistent with the annual options granted in 2006 to our outside directors under our 2005 Stock Incentive Plan. As a result, our board of directors approved a cash payment of $41,158 to each of George H. Billings, Elizabeth M. Daley, John V. Guttag, Nancy Hawthorne and Youngme E. Moon. Dr. Moon also received an initial option grant in September 2005 with a six-year term that our board of directors determined should have had a ten-year term. As a result, Dr. Moon received an additional payment of $54,985. The payments were calculated by taking the difference between the Black-Scholes grant date fair value of the options assuming a ten-year term and the Black-Scholes grant date fair value of the options assuming a six-year term.

(5)
Dr. Guttag did not stand for re-election at our 2008 annual meeting and completed his service on our board of directors on May 21, 2008.

(6)
On January 1, 2008, Ms. Hawthorne became lead independent director of our board.

(7)
Mr. Hernandez joined our board of directors on February 27, 2008.

(8)
As noted above, Mr. Park is not an outside director and does not receive compensation for his service on our board.

ADDITIONAL INFORMATION ABOUT FEES EARNED OR PAID IN CASH IN FISCAL YEAR 2008

Name	Annual Retainers	Board/Committee Chair Fees	Board/Committee Meeting Fees	Total
George H. Billings(1)	$74,000	$24,000	$12,000	$110,000
Elizabeth M. Daley(2)	$55,275	—	$33,000	$88,275
John V. Guttag(3)	$18,725	—	—	$18,725
Nancy Hawthorne(4)	$92,867	$24,000	$12,000	$128,867
Louis Hernandez, Jr.(5)	$43,420	—	$18,000	$61,420
Youngme E. Moon(6)	$53,379	—	$24,000	$77,379

(1)
Mr. Billings served as the chair of our audit committee and a member of our nominating and governance committee throughout 2008.

(2)
Dr. Daley served as a member of our audit committee and a member of our compensation committee throughout 2008.

(3)
Dr. Guttag served as a member of our compensation committee from January 1, 2008 to May 21, 2008.

(4)
Ms. Hawthorne served as our lead independent director, the chair of our nominating and governance committee and a member of our compensation committee throughout 2008.

(5)
Mr. Hernandez served as a member of our audit committee from February 27, 2008 to December 31, 2008.

(6)
Dr. Moon served as a member of our compensation committee and a member of our nominating and governance committee throughout 2008. She also served as a member of our audit committee from January 1, 2008 to February 26, 2008.

Board of Directors and Committee Meetings

        During 2008, our board of directors met six times and acted by written consent five times. Each director was present for at least 75% of the aggregate number of board meetings and meetings held by all committees on which that director then served.

        Our board of directors has a standing audit committee, a standing compensation committee, and a standing nominating and governance committee, each of which operates under a charter that has been approved by our board of directors. Each committee reviews its charter periodically, and then recommends any proposed revisions to our board of directors for approval. The audit committee charter was last revised in February 2005, the compensation committee charter was last revised in May 2007, and the nominating and governance committee charter was last revised in February 2008. A copy of each committee's charter can be accessed from the corporate governance page in the investor relations section of our website at www.avid.com.

        Members of each committee are generally elected by our board of directors upon recommendation from our nominating and governance committee. Each of the committees is authorized to retain independent legal, accounting and other advisors, and to compensate them for their services.

        Our board of directors has determined that, other than Mr. Greenfield, each of our current directors is, and John V. Guttag, who served as a director until May 2008, was, an independent director as defined under NASDAQ rules. Additionally, each of the committees is, and at all times during 2008 was, composed of independent directors as defined by the NASDAQ rules.

Audit Committee

        The current members of our audit committee are Mr. Billings, Dr. Daley and Mr. Hernandez. Our board of directors has determined that each of Messrs. Billings and Hernandez is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. In addition, our board of directors has determined that the members of our audit committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards. The committee's responsibilities include:

  •
  appointing, as well as approving the compensation and assessing the independence of, our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including reviewing certain reports required to be made to the audit committee by the independent registered public accounting firm;

  •
  overseeing the work of our internal audit function, including approving the internal audit annual plan submitted by the internal auditing staff;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  reviewing, approving and ratifying related person transactions;

  •
  monitoring our internal controls over financial reporting, disclosure controls and procedures; and

  •
  meeting independently with our internal auditing staff, our independent registered public accounting firm and management.

        Our audit committee met eight times during 2008.

Nominating and Governance Committee

        The current members of our nominating and governance committee are Mr. Billings, Ms. Hawthorne, Dr. Moon and Mr. Park. The committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  recommending to our board of directors persons to be nominated for election as directors and to each of the committees of our board of directors;

  •
  reviewing and making recommendations to our board of directors with respect to management succession planning;

  •
  developing and recommending to our board of directors corporate governance principles; and

  •
  overseeing an evaluation of our board of directors.

        Our nominating and governance committee met twice during 2008.

Compensation Committee

        The current members of our compensation committee are Dr. Daley, Ms. Hawthorne, Mr. Hernandez, Dr. Moon and Mr. Park. The committee's responsibilities include:

  •
  administering our executive officer compensation program;

  •
  overseeing the development of our compensation plans and policies;

  •
  annually reviewing and approving corporate financial performance goals relevant to the compensation of our executive officers;

  •
  overseeing performance evaluations of our executive officers;

  •
  administering our equity incentive plans; and

  •
  reviewing and making recommendations to our board of directors with respect to director compensation.

        Our compensation committee met seven times and acted by written consent three times during 2008.

        Our compensation committee has established a Section 162(m) subcommittee for the purpose of approving compensation matters for which the committee seeks compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. The current members of the subcommittee are Dr. Daley, Mr. Hernandez, Dr. Moon and Mr. Park, each of whom is considered independent for purposes of Section 162(m) of the Internal Revenue Code. The subcommittee met three times and acted by written consent three times in 2008.

Compensation Committee Interlocks and Insider Participation

        The members of our compensation committee are listed above. Ms. Hawthorne served as our interim Chief Executive Officer from July 2007 to December 2007 and as our President in December 2007. None of our executive officers is a member of the compensation committee or a director of another corporation or other entity (or serves an equivalent function for another corporation or other entity) that has an executive officer who serves on our board of directors.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        The purpose of this section of our proxy statement is to provide an overview of our executive compensation program, the material decisions we made with respect to each element of our executive compensation program and the material factors that we considered in making those decisions. Throughout this proxy statement, we refer to our Chief Executive Officer, the individuals who served as our Chief Financial Officer in 2008, as well as the other executive officers included in the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 on page 31 as our "Named Executive Officers." Following this section of the proxy statement, you will find a series of tables containing specific information about the compensation earned or paid in 2008 to our Named Executive Officers. This section of the proxy statement is designed to put that information into context within our overall executive compensation program.

Our Named Executive Officers

        For our long-term success and that of our customers and stockholders, we committed in 2008 to becoming a more efficient, innovative and customer-centric company. Gary G. Greenfield, our Chairman, President and Chief Executive Officer, initiated a significant transformation of our business that included, among other things, establishing a new management team, developing a new corporate strategy, reorganizing our internal structure, improving operational efficiencies, divesting non-core product lines and reducing the size of our workforce. These changes affected the designations of our Named Executive Officers. Specifically, the following individuals joined our company or assumed new management roles:

  •
  Ken Sexton joined our company as Executive Vice President and Chief Administrative Officer in January 2008. Mr. Sexton assumed the additional role of Chief Financial Officer in July 2008.

  •
  Kirk E. Arnold joined our company in February 2008 as Executive Vice President and General Manager, Video. In July 2008, Ms. Arnold changed roles and became Executive Vice President of Customer Operations.

  •
  David M. Lebolt, formerly Vice President and General Manager, Audio, became Senior Vice President and Chief Technology Officer in July 2008.

  •
  Gerard Schenkkan, formerly Chief Operating Officer of our Audio business unit, was promoted to Vice President and General Manager, Audio in July 2008.

        We refer to these executive officers as our "current Named Executive Officers" in this section of our proxy statement. Other individuals left our company as follows:

  •
  Joel E. Legon stepped down as Chief Financial Officer and was appointed to the position of Vice President of Finance and Principal Accounting Officer in July 2008. Mr. Legon subsequently resigned from the company in December 2008.

  •
  Graham Sharp ceased to serve as Vice President and General Manager, Video in February 2008 and left the company in June 2008.

  •
  Sharad Rastogi ceased to serve as Vice President of Corporate Development and Acting General Manager, Consumer in July 2008 and left the company in September 2008.

        We refer to these executive officers as our "former Named Executive Officers" in this section of our proxy statement.

Compensation Philosophy and Program Design

        Our compensation committee administers our executive officer compensation program. The types of compensation and benefits provided to our Named Executive Officers are similar to those provided to our other executive officers.

        Our compensation committee believes that executive officer compensation should be designed to maximize long-term stockholder value by being closely aligned with overall company performance and the contribution each executive officer makes to that performance. To ensure that our executive officer compensation program is maximizing long-term stockholder value, our compensation committee designs the program to achieve the following objectives:

  •
  hire, retain and reward the best individuals for each job;

  •
  link a substantial portion of each executive officer's compensation to our company's financial performance;

  •
  provide a mix of cash and equity compensation to align the short- and long-term interests of our executive officers with those of our stockholders;

  •
  make certain that each of the components of our program is transparent so that the program is easily understood by our stockholders; and

  •
  encourage a team-based leadership culture.

        In order to accomplish these objectives, our compensation committee:

  •
  has migrated away from awarding our executive officers all time-based equity and moved toward a mix of time-based and performance-based equity, with a greater percentage of the mix being tied to our company's financial performance and stock price;

  •
  sets company financial performance goals for executive officers under our annual cash incentive compensation program using metrics that encourage a team-based culture;

  •
  meets with our Chief Executive Officer after year-end to review executive officer individual performance;

  •
  prior to setting annual compensation, reviews tally sheets for executive officers, which include all components of executive officer compensation: base salary, annual cash incentive compensation, long-term equity incentive compensation, the dollar value to the executive and cost to our company of all perquisites and other personal benefits and the estimated payout obligations under severance and change-in-control agreements;

  •
  seeks input from our Chief Executive Officer during the year on the performance of all other executive officers;

  •
  holds executive sessions (without our management present); and

  •
  seeks information from its independent compensation consultant on the practices and executive compensation of members of a relevant peer group.

Role of our Compensation Consultant

        Each year our compensation committee engages an independent outside compensation consultant to advise the committee on matters related to setting annual executive officer and board compensation. Our compensation committee has worked with Watson Wyatt since March 2006. While Watson Wyatt has acted primarily as an advisor to our compensation committee, it has also provided, with the knowledge and consent of our compensation committee, advice and expertise to management on matters presented by management to our compensation committee. Our company does not retain its own compensation consultant. Our compensation committee has the sole authority to hire and fire its compensation consultant.

        Our compensation committee set 2008 annual executive compensation for those executive officers then with the company in December 2007. Before doing so, it engaged Watson Wyatt on the following matters:

  •
  to assist the compensation committee in evaluating our short-and long-term incentive compensation plans against our compensation philosophy to determine if the plans were in alignment with our compensation philosophy;

  •
  to assist in the selection of an appropriate peer group for benchmarking executive officer and outside director compensation to ensure that compensation packages were market competitive;

  •
  to prepare an executive compensation pay study and competitive assessment to compare proposed 2008 executive compensation to our peer group and published industry survey data; this report addressed all aspects of executive officer compensation, including salary, short-term incentive compensation, long-term incentive compensation, mix of pay, executive compensation philosophy, tally sheets, and contingent payment analysis in the event of an executive officer's termination before and after a change-in-control of our company;

  •
  to examine our then-current short- and long-term incentive compensation plans, assessing their past effectiveness in appropriately compensating for performance and identifying gaps between our plans and market practices and desired results;

  •
  to recommend design changes to our short- and long-term incentive compensation plans;

  •
  to review management's proposed short- and long-term incentive plan designs, including metrics, goal setting, plan mechanics, payout rates and incentive opportunities;

  •
  to propose aggregate and individual award levels for our executive officers under our long-term equity incentive plan based on competitive value, expense and aggregate dilution, and appropriate internal pay equity and progression;

  •
  to assist with the determination of our executive officer termination benefits, including the calculation of any applicable parachute payments and gross-up amounts related to excise taxes under Sections 280G and 4999 of the Internal Revenue Code;

  •
  to prepare a director pay study and competitive assessment to benchmark our director compensation;

  •
  to provide assistance with the valuation of performance-based equity awards; and

  •
  to make recommendations regarding the treatment of equity upon termination for directors and executive officers.

        Our compensation committee set 2009 annual executive cash compensation in January and March 2009. The nature and scope of the compensation consultant's assignments relating to 2009 annual executive cash compensation included:

  •
  assisting in the selection of an appropriate peer group for comparing executive officer compensation to analyze whether our executive compensation was market competitive;

  •
  preparing an executive compensation pay study and competitive assessment to compare 2009 executive compensation to our peer group and published industry survey data; this report addressed the following aspects of executive officer compensation: salary, short-term incentive compensation and long-term incentive compensation, and mix of pay; and

  •
  in connection with our executive officer termination benefits, calculating any applicable parachute payments and gross-up amounts related to excise taxes under Sections 280G and 4999 of the Internal Revenue Code.

Role of Peer Group, Survey Data and Benchmarking

        Our compensation committee, with the assistance of Watson Wyatt, reviews executive compensation from a peer group of companies for purposes of comparing our executive compensation program with market practices.

        The Avid Peer Group for purposes of setting 2008 annual executive compensation included the following 14 companies:

Activision, Inc.	Itron, Inc.	Sybase, Inc.
Adobe Systems Inc.	Mentor Graphics Corp.	Synopsys, Inc.
Autodesk, Inc.	National Instruments Corp.	Tektronix, Inc.
Cadence Design Systems, Inc.	Network Appliance, Inc.	THQ Inc.
Dolby Laboratories, Inc.	Parametric Technology Corp.

        The Avid Peer Group companies are high-technology companies with similar revenues and market capitalizations to us and are among the companies with whom we compete for talent. The Avid Peer Group, among other things, had:

  •
  a median market capitalization of approximately $3.3 billion, compared to our market capitalization of approximately $1.5 billion; and

  •
  median annual revenues of approximately $1.1 billion, compared to approximately $911 million in revenues for our company.

        The market capitalization amounts were determined by reviewing each company's market capitalization as of June 30, 2007. The annual revenues were determined by tallying each company's publicly available quarterly revenues for the four most recently completed fiscal quarters as of June 30, 2007.

        When setting 2009 annual executive cash compensation, our compensation committee redefined the Avid Peer Group by removing Activision, Inc. (now known as Activision Blizzard, Inc.), Adobe Systems, Inc. and Network Appliance, Inc. (now known as Netapp, Inc.) because each had annual revenues that were no longer similar to our annual revenues; removing Tektronix because it was acquired in 2008 by Danaher; and adding Brocade Communications Systems Inc. and Imation Corp. due to their similarity to us in revenues, market capitalization and business focus.

        The Avid Peer Group for purposes of setting 2009 annual executive cash compensation included the following 12 companies:

Autodesk, Inc.	Imation Corp.	Parametric Technology Corp.
Brocade Communications Systems, Inc.	Itron, Inc.	Sybase, Inc.
Cadence Design Systems, Inc.	Mentor Graphics Corp.	Synopsys, Inc.
Dolby Laboratories, Inc.	National Instruments Corp.	THQ Inc.

        This new Avid Peer Group, among other things, had:

  •
  a median market capitalization of approximately $1.6 billion, compared to our market capitalization of approximately $550 million; and

  •
  median annual revenues of approximately $1.2 billion, compared to approximately $897 million in revenues for us.

        The market capitalization amounts were determined by reviewing each company's market capitalization as of October 31, 2008. The annual revenues were determined by tallying each company's publicly available quarterly revenues for the four most recently completed fiscal quarters as of November 20, 2008.

        In addition to reviewing executive compensation from the Avid Peer Group, our compensation committee, with the assistance of Watson Wyatt, also reviews executive compensation from published industry surveys for purposes of comparing our executive compensation program with market practices. When setting 2008 annual executive compensation, our compensation committee reviewed information from The Radford High Technology Executive Compensation Survey, The CHiPS Executive & Senior Management Total Compensation Survey and The Watson Wyatt Top Management Survey. When setting 2009 annual executive cash compensation, our compensation committee did not use The CHiPS Executive & Senior Management Total Compensation Survey. When determining the compensation package for

Mr. Sexton, our Executive Vice President, Chief Financial Officer and Chief Administrative Officer, our compensation committee reviewed information from the Culpepper Compensation & Benefits Survey. We refer to these surveys collectively as the "published industry survey data."

        When setting 2008 executive compensation, our compensation committee strived to target base salary at the median, total annual cash compensation (base salary plus annual cash incentive compensation) between the 50th and 75th percentiles and long-term equity incentive compensation between the 50th and 75th percentiles of the Avid Peer Group and the published industry survey data. Our compensation committee also considered company performance, the executive officer's experience, individual performance and the anticipated value of his or her future impact on our company's success, any of which factors may have caused each executive officer's compensation to fall above or below the targeted percentile.

        During the first half of 2008, we established a new management team as part of the transformation of our business. During this time, all of our executive officers but three were replaced and several new executive officers were added. When the new executive officers were hired, our compensation committee did not target compensation to any particular percentile of the Avid Peer Group and the published industry survey data, but rather considered these resources as one factor in making compensation decisions. Other factors included experience, qualifications, previous compensation levels and internal pay equity. After taking these factors into account, our compensation committee exercised its judgment in making compensation decisions as it, along with our Chief Executive Officer, negotiated compensation packages for the new executive officers that reflected the compensation necessary to hire these individuals who the compensation committee and our Chief Executive Officer believed were important to our company's success. This approach gives our company the flexibility to make compensation decisions based upon all of the relevant facts and circumstances.

        When determining 2009 executive cash compensation, our compensation committee reviewed the executive compensation practices of companies in the Avid Peer Group and the published industry survey data to help ensure that each of our executive officer's base salary, total annual cash compensation and total direct compensation (base salary, annual cash incentive compensation and long-term incentive compensation) were within a reasonably competitive range but did not target any component of executive compensation to any specific percentile. This information showed that, on average, our executive officers' total direct compensation (base salary, annual cash incentive compensation and long-term equity incentive compensation) was above the 75th percentile of the Avid Peer Group and the published industry survey data; however, a significant portion of each of our executive officer's total direct compensation was in the form of equity awards that will vest only if we achieve significant improvement in our return on equity, or ROE, as measured against a baseline ROE for the twelve-month period ended September 30, 2007 and if our stock price increases significantly. Our compensation committee believes that tying executive compensation to our financial performance and stock price aligns the interests of our executive officers with the interests of our stockholders.

Role of our Chief Executive Officer

        Our Chief Executive Officer attends most compensation committee meetings at the invitation of the committee. Our Chief Executive Officer does not have the ability to call compensation committee meetings. Our Chief Executive Officer meets with the compensation committee's independent compensation consultant only for advice and expertise on matters presented to the compensation committee.

        Our Chief Executive Officer plays an important role in setting executive officer compensation. Each year, our Chief Executive Officer, with the assistance of members of our human resources and finance departments, makes a recommendation to our compensation committee regarding base salary, annual cash bonus target opportunities and long-term incentive compensation values for all executive officers other than himself for the following year. Our Chief Executive Officer bases this recommendation on our business results for the previous year, each executive officer's individual performance, the criticality of the role of each executive officer and market data from the Avid Peer Group and the published industry survey data.

        With respect to our annual cash bonus plan, our Chief Executive Officer also works with members of our human resources, finance and legal departments on proposed design changes, metrics, plan mechanics, payout rates and incentive opportunities for our compensation committee to consider.

        With respect to long-term equity incentive compensation, our Chief Executive Officer provides input to our compensation committee on the types of equity awards executive officers should receive and the number of shares to be awarded. Our Chief Executive Officer's recommendations are based on individual performance, criticality of role, internal equity and external market data from the Avid Peer Group and the published industry survey data. Our Chief Executive Officer also provides input on the types of other benefits, if any, to be offered to executive officers upon request from our compensation committee.

        Our Chief Executive Officer does not make a recommendation to our compensation committee regarding his own compensation.

Analysis of Elements of Executive Compensation

        The compensation of Mr. Greenfield, our Chairman, President and Chief Executive Officer, Mr. Sexton, our Executive Vice President, Chief Financial Officer and Chief Administrative Officer, and Ms. Arnold, our Executive Vice President of Customer Operations, who commenced employment with our company on December 19, 2007, January 21, 2008 and February 11, 2008, respectively, is discussed in separate sections of the Compensation Discussion and Analysis entitled "Compensation of our Chairman, President and Chief Executive Officer" on page 27 and "Compensation of our New Named Executive Officers Hired in 2008" on page 28. All references to Named Executive Officers and executive officers in this section (excluding the subsection entitled "Other Benefits and Perquisites") exclude Mr. Greenfield, Mr. Sexton and Ms. Arnold for purposes of discussing 2008 compensation.

        Our company does not have a policy for the allocation between either cash and non-cash or short-term and long-term incentive compensation. However, we do follow a philosophy that has led us to grant a majority of total compensation to executive officers in the form of incentive compensation. When setting 2008 annual executive compensation in December 2007 for those executive officers then with the company, on average, 41% of total target compensation for our Named Executive Officers was fixed (base salary) and 59% was variable (annual cash incentive compensation and long-term equity incentive compensation). Of the variable compensation, 63% was performance-based (bonus and equity awards tied to our company's financial performance and stock price, and the individual's performance) and 37% was non-performance based (time-based equity awards).

        Our compensation program for our executive officers consists of the following components:

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  base salary;

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  annual cash incentive compensation;

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  long-term equity incentive compensation; and

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  other benefit programs.

Base Salary

        Base salaries for our executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. For purposes of determining 2008 compensation, our compensation committee targeted base salaries for our executive officers then with the company at the median level of the compensation range for the Avid Peer Group and the published industry survey data. In addition to external market data from these two sources, our compensation committee also considered company performance, the executive officer's experience and individual performance, and the anticipated value of his or her future impact on our company's success, any of which factors may have caused the actual base salary amount to fall above or below the median level.

        In the fourth quarter of 2007, Nancy Hawthorne, our interim Chief Executive Officer from July 31, 2007 to December 19, 2007, provided our compensation committee with her recommendations regarding base salaries for 2008 for all of our other executive officers then with the company. Ms. Hawthorne based her recommendations on our company's performance, external market data from the Avid Peer Group and the published industry survey data, her subjective assessment of each of our executive officers' individual performance and the criticality of each executive officer's position. Ms. Hawthorne also factored into her analysis the substantial changes in the management team that occurred in 2007 and the fact that no salary increases were awarded for the prior year. Our compensation committee considered Ms. Hawthorne's recommendations, as well as the external market data from the Avid Peer Group and the published industry survey data, and approved salary increases for all of our executive officers then with the company, except herself, effective January 1, 2008. The average increase in base salary for our executive officers as a group was 4.4%.

        In July 2008, Mr. Greenfield, our Chairman, President and Chief Executive Officer, announced a transformation plan for our company. As part of that transformation plan, several changes were made to our management team. Mr. Lebolt, former Vice President and General Manager of our Audio business unit became Senior Vice President and Chief Technology Officer. In addition, Mr. Schenkkan, former Chief Operating Officer of our Audio business unit, became Vice President and General Manager of our Audio business unit. In connection with these promotions, Mr. Lebolt received a 6.2% ($22,000) increase in his base salary and Mr. Schenkkan received a 15.9% ($43,300) increase in his base salary. Before approving these increases, our compensation committee reviewed Mr. Greenfield's recommendations regarding new salaries for these individuals and reviewed a tally sheet that included the compensation packages of other new executive officers who joined our company in July 2008. Ms. Arnold and Mr. Sexton also assumed new roles, but no salary adjustments were made in connection with these changes.

        In the first quarter of 2009, Mr. Greenfield provided our compensation committee with his recommendation regarding base salaries for 2009 for all of our executive officers other than himself. Mr. Greenfield recommended that none of the executive officers receive an increase in his or her base salary. Mr. Greenfield based his recommendation on the uncertainty of the continuing economic downturn in the global economy. Mr. Greenfield also factored into his analysis the fact that all of the executive officers, other than our Vice President and General Counsel, were either recent hires who had negotiated compensation packages earlier in the year or received adjustments in their compensation packages during the year as the result of a promotion. Our compensation committee concurred with Mr. Greenfield's recommendation and determined that, given the uncertainty of the continuing global economic recession, none of our executive officers (including Mr. Greenfield) would receive an increase in base salary for 2009.

Annual Cash Incentive Compensation

        A significant portion of each executive officer's total annual cash compensation is dependent on the achievement of financial performance objectives set forth in our annual executive bonus plan. Our annual executive bonus plan is used to provide incentives to all of our executive officers.

        Any bonus payout under our annual executive bonus plan to our executive officers is based on the executive officer's cash bonus target. Cash bonus targets for our executive officers range from 40% to 100% of each executive officer's base salary.

        Under our annual executive bonus plan, the bonus payout for each of our executive officers is based on the financial performance of our company and, for certain executive officers, the financial performance of his or her business unit. Until 2009, the bonus payout was also based in part on the executive officer's individual performance relative to a set of defined goals specific to that executive officer. In 2008, 20% of an executive officer's bonus was dependent on his or her individual performance. Key areas for the individual performance objectives included, among other things, improved financial metrics, product deliveries and improved customer satisfaction objectives. In 2009, our compensation committee eliminated the individual performance component of our annual bonus plan so that all of our executive officers would be focused on similar performance objectives. Our compensation committee made the decision to link 100% of executive officer annual cash incentive compensation to the financial performance of our company and the business units to further align executive officer compensation with our philosophy of maximizing stockholder value.

        The financial performance of our company and the business units are evaluated using weighted financial metrics. In 2008, the financial metrics and relative weights for our corporate-based executive officers were: company revenues (40%) and company operating profit (60%). For our business unit-based executive officers, the financial metrics and relative weights were: company revenues (20%), company operating profit (30%), business unit revenues (20%) and business unit operating profit (30%). In keeping with the compensation committee's philosophy of maximizing shareholder value, in 2009, our compensation committee modified the financial metrics as follows: for our corporate-based executive officers, company revenues (40%), company operating profit (40%) and return on invested capital (20%); for our business unit-based executive officers, company revenues (20%), company operating profit (20%), return on invested capital (20%), business unit revenues (20%) and business unit operating profit (20%). Actual performance for all plan metrics, except revenues, is determined on a non-GAAP basis consistent with historical company practices.

        For purposes of our annual executive bonus plan, our company and business unit financial performance are evaluated, and the target bonus and payout amounts related to that performance are determined, as follows:

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  In order for our corporate-based executive officers to receive any bonus payout, our company must achieve certain threshold operating results. If these thresholds are met, each of our corporate-based executive officers will become eligible to receive 30% of his or her target bonus. For our business unit-based executive officers in 2008, 50% of any bonus payout was dependent on our company achieving the threshold operating results discussed above and the remaining 50% was dependent on his or her business unit achieving corresponding threshold operating results. For our business unit-based executive officers in 2009, 60% of any bonus payout is dependent on our company achieving threshold operating results and the remaining 40% is dependent on his or her business unit achieving threshold operating results. Any financial metric for which performance falls below the threshold level has no payout. Our compensation committee believes that the threshold amount set for each of these financial metrics for 2009 is reasonably achievable; however, the continuing economic downturn in the global economy could make the achievement of these threshold amounts more difficult. For 2008, in addition to the threshold operating results for the company and the business units, our company had to have achieved a minimum operating profit of $18.7 million before bonuses would be paid under the plan, regardless of the performance of the business units. In 2009, our compensation committee modified this minimum requirement. If we have an operating loss under the plan for 2009, no bonuses will be paid under the plan regardless of our company's performance relative to the financial metrics.

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  If our company achieves its target operating results, each of our corporate-based executive officers becomes eligible to receive 100% of his or her target bonus. If our operating results are above the threshold amounts, but below the target amounts, the bonus payout is an amount less than 100% of the target bonus. For our business unit-based executive officers in 2008, 50% of the bonus payout was also dependent on his or her business unit reaching target operating results. For our business unit-based executive officers in 2009, 40% of the bonus payout is dependent on his or business unit reaching target operating results. Our compensation committee believes that the target amount set for each of these financial metrics for 2009 is reasonably achievable; however, the continuing economic downturn in the global economy could make the achievement of these target amounts more difficult.

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  If our company achieves its maximum operating results, each of our corporate-based executive officers becomes eligible to receive 135% of his or her target bonus. For our business unit-based executive officers, to be eligible to receive 135% of his or her target bonus, his or her business unit must also reach maximum operating results. If our operating results are above the target amounts, but below the maximum amounts, the bonus payout is an amount less than 135% of the target bonus but greater than 100%.

        Bonuses, if any, are determined in the first quarter of each year after our company files its Annual Report on Form 10-K with the SEC, but in no event later than December 31st of that year.

        The following table summarizes the operating results our company needed to achieve in 2008 in order for our executive officers to receive a bonus:

	Company Revenues (in millions)	Company Operating Profit (in millions)
Threshold	$835.0	$37.1
Target	$913.6	$57.0
Maximum	$1,000.0	$81.0

        Fifty percent of the bonus payouts for Ms. Arnold (for the period prior to her becoming Executive Vice President of Customer Operations), Mr. Lebolt (for the period prior to his promotion to Chief Technology Officer) and Mr. Schenkkan were also dependent on her or his business unit reaching corresponding threshold, target and maximum revenue and operating profit amounts, none of which were achieved in 2008.

        Our company failed to achieve a minimum operating profit of $18.7 million for 2008, and as a result, no bonuses were paid to our executive officers under the plan. For purposes of the annual executive bonus plan in 2008, our company had an operating loss of $8.2 million. For purposes of calculating this operating loss, the following costs were excluded from our reported operating loss: amortization of acquisition-related intangible assets; impairment of goodwill and intangible assets; gain on sale of assets; stock-based compensation; restructuring costs; costs associated with the engagement of our outside consultant, Bain Corporate Renewal Group, LLC; costs associated with bonuses payable to non-executive officers; and costs associated with the departure of our executive officers and the hiring of our new Chairman, President and Chief Executive Officer. These costs were excluded because we believe they do not reflect the operational aspects of our business that individuals can control. Because no bonuses were paid under the plan in 2008, our compensation committee did not undertake an evaluation of each executive officer's individual performance for purposes of determining bonus payouts in 2008.

        In addition to our annual executive bonus plan, our compensation committee makes other cash bonus awards to our executive officers from time to time as it deems appropriate. In 2008, none of our executive officers received a cash bonus award.

        For purposes of determining 2008 annual executive compensation, our compensation committee targeted total annual cash compensation (base salary plus annual cash incentive compensation) between the 50th and 75th percentiles of the compensation range for the Avid Peer Group and the published industry survey data. The only Named Executive Officer whose compensation was set by our compensation committee in December 2007 and who remained employed by our company after December 31, 2008 was Mr. Lebolt. Because no bonuses were paid to our executive officers under our annual executive bonus plan for 2008, Mr. Lebolt's actual total cash compensation for 2008, including the 6.2% increase in his base salary in July 2008 associated with his promotion to Senior Vice President and Chief Technology Officer, was 59% of his target annual cash compensation and fell below the 50th percentile of the Avid Peer Group and the published industry survey data.

Long-Term Equity Incentive Compensation

        Long-term equity incentive compensation is intended to represent the largest portion of total compensation for our executive officers. Historically, our compensation committee has granted equity incentive awards to our executive officers on an annual basis. In determining 2008 annual equity incentive awards for our executive officers then with the company, our compensation committee awarded a mix of time-based options, time-based restricted stock units and performance-based restricted stock units. Each restricted stock unit represents the right to receive one share of our common stock. In addition to annual equity incentive awards, our company also grants equity incentive awards to our executive officers:

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  when they join our company or are promoted, based upon the officer's job level and experience, the requirements of the position and comparative compensation data of similarly situated officers of relevant peer group companies;

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  in recognition of past performance; and

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  for retention purposes.

        In March 2008, our compensation committee approved annual equity incentive awards for our executive officers then with the company (other than our new executive officers) based upon a budget that was approved by our board of directors. When determining our total budget for 2008 long-term equity incentive compensation, our compensation committee used an aggregate expense-based approach. Under this approach, our compensation committee focused on:

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  delivering long-term equity incentive compensation values to our executive officers between the 50th and 75th percentiles of the Avid Peer Group and the published industry survey data;

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  the associated cost to our company of delivering this value to our executive officers; and

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  the allocation of this value among our executive officers.

        To determine the forms of equity in which this value would be delivered, our compensation committee reviewed current trends in the market of providing a mixed portfolio of appreciation (options) and full-value (restricted stock) equity compensation awards. In addition, our compensation committee sought input from members of our management on our company's long-term equity incentive program objectives. After considering all of this information, our compensation committee decided to change the forms of equity in which this value would be delivered from 100% time-based equity to 67% time-based and 33% performance-based equity. Two-thirds of the time-based equity was granted in the form of options and the remaining one-third was granted in the form of restricted stock units.

        The shares of common stock underlying the options vest as to 12.5% on the six-month anniversary of the grant date and the remaining shares vest in 42 equal monthly installments thereafter. The time-based restricted stock units vest in four equal annual installments commencing on the first anniversary of the grant date.

        The performance-based restricted stock units follow the same vesting schedule as the performance-based options awarded to our Chairman, President and Chief Executive Officer. The vesting of 50% of the performance-based restricted stock units is tied to our stock price as follows: 50% of these restricted stock units vest at the end of the first 20 consecutive trading day period during which our common stock trades at a price per share of at least $50.84 and 50% of these restricted stock units vest at the end of the first 20 consecutive trading day period during which our common stock trades at a price per share of at least $76.26. The vesting of the remaining performance-based restricted stock units is tied to our company's return on equity, or ROE, as measured by improvements against a baseline ROE for the twelve-month period ended September 30, 2007 as follows:

ROE Percentage Point Improvement in Calendar Year Compared to Baseline	Percentage of ROE Option Shares to Vest
14%	100%
12%	90%
10%	75%
8%	60%
6%	45%
4%	30%
2%	15%
0%	0%

        ROE is determined using our non-GAAP net income as published in our earnings release, adding any provision for income taxes and subtracting any non-GAAP related tax adjustments for the applicable period and dividing by the average common stockholder equity during the same period. If any of these shares are not vested after ROE is determined for 2014, they will be forfeited. Additionally, these shares will vest in full at the end of the first 20 consecutive trading day period during which our common stock trades at a price per share of at least $101.68.

        Our compensation committee made the decision to link a portion of executive officer long-term incentive compensation to our company's financial performance and stock price to further align executive officer compensation with our philosophy of maximizing stockholder value.

        To determine the number of options and restricted stock unit awards for each executive officer, the compensation committee used the Black-Scholes pricing model to determine the grant date fair value of each share of common stock underlying each option and used the grant date closing share price of our common stock to determine the fair value of each restricted stock unit award. These values were then divided into the aggregate value of long-term equity incentive compensation allocated to options and restricted stock unit awards for each executive officer to determine the total number of shares.

        Under our 2008 annual equity incentive awards program, 691 of our employees, including our executive officers then with the company (other than our new executive officers), received equity awards on March 3, 2008. These executive officers received restricted stock units representing 50,640 shares of common stock and options to purchase 113,970 shares of common stock with an exercise price equal to the closing price of our common stock on NASDAQ on the grant date. These executive officers were awarded an aggregate of 21% of the total equity awarded to our employees under our 2008 annual equity incentive awards program.

        In connection with our transformation plan and the related changes to our management team in July 2008, Mr. Lebolt was granted an option to purchase 61,000 shares of common stock with an exercise price equal to the closing price of our common stock on NASDAQ on the grant date and 12,000 restricted stock units in connection with his promotion to Senior Vice President and Chief Technology Officer. With respect to this award, 51,000 shares subject to the option vest pursuant to a performance-based schedule tied to our stock price and our annual return on equity as discussed above. The remaining shares subject to the option and the restricted stock units vest based on the passage of time. Also in July 2008, Mr. Schenkkan was granted an option to purchase 30,000 shares of common stock with an exercise price equal to the closing price of our common stock on NASDAQ on the grant date and 10,000 restricted stock units in connection with his promotion to Vice President and General Manager of our Audio business unit. With respect to this award, 24,000 shares subject to the option vest pursuant to a performance-based schedule tied to our stock price and our annual return on equity as discussed above. The remaining shares subject to the option and the restricted stock units vest based on the passage of time. Before approving these equity awards, our compensation committee reviewed Mr. Greenfield's recommendations regarding new equity awards for these individuals and reviewed a tally sheet that included the compensation packages of other new executive officers joining the company in July 2008.

        In March 2009, the 162(m) subcommittee of our compensation committee awarded Ms. Arnold and Mr. Sexton 15,000 and 9,500 restricted stock units, respectively, for exemplary performance. These restricted stock units vest in full on the earlier of (i) March 17, 2010 and (ii) the first date on which we publicly announce a non-GAAP operating profit for a completed 2009 fiscal quarter.

Other Benefits and Perquisites

        When some of our Named Executive Officers were hired, they negotiated other benefits that are not available to all other employees. A summary of these personal benefits is provided below:

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  Messrs. Greenfield and Sexton and Ms. Arnold are each entitled to gross-up payments if he or she is subject to excise taxes in the event his or her employment is terminated following a change-in-control of our company;

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  Mr. Sexton is entitled to be reimbursed for his lodging costs in Massachusetts and receives $6,000 per month for commuting costs he incurs traveling to and from his home in Ohio and our company's office locations. He is also entitled to be reimbursed for certain tax payments associated with his lodging costs; and

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  from time to time, we have reimbursed our executive officers and other employees for reasonable expenses associated with relocation and associated tax payments. In 2008, Mr. Greenfield was reimbursed for relocation expenses and associated tax payments in connection with his relocation from Maryland to Massachusetts. In March 2009, our compensation committee also approved a one-time payment of $300,000 to Mr. Greenfield to cover additional moving costs in connection with his relocation from Maryland to Massachusetts. In 2008, Mr. Sharp received reimbursement for relocation expenses and associated tax payments in connection with his relocation from the United Kingdom to Massachusetts in 2007.

        We believe that these benefits are typical benefits offered by companies with whom we compete for executive talent and that we would be at a competitive disadvantage in trying to attract executives if we did not offer these benefits.

        There are no outstanding loans to any of our executive officers. We do not provide our executive officers with car allowances, reserved parking spaces, separate dining or health club facilities or any other personal benefit perquisites, and we elected to discontinue reimbursing our executive officers for financial planning advice beginning in January 2007.

        We provide broad-based benefits to all employees who work at least 20 hours per week, including health and dental insurance, life and disability insurance, and a 401(k) plan. During 2008, we matched 50% of the employee contributions to our 401(k) plan up to a maximum of 6% of the participating employee's annual salary, resulting in a maximum company match of 3% of the participating employee's annual salary, subject to certain additional statutory aged-based dollar limitations. Our employee stock purchase plan allows participants to purchase shares of our common stock at a 15% discount from the fair market value of our common stock at the end of the applicable offering period. Our Named Executive Officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

Severance and Change-in-Control Benefits

        Our executive officers are entitled to benefits in the event their employment terminates under specified circumstances. In entering into these arrangements, our compensation committee sought to bring our executive officers' employment terms in line with the severance terms of similarly situated executive officers in the Avid Peer Group and the published industry survey data. The compensation committee also believes that providing severance and change-in-control benefits helps us attract and retain highly talented executive officers whose contributions are critical to our long-term success. For a detailed discussion of these benefits, along with estimates of their value under various circumstances, please see "Executive Employment Agreements with our Named Executive Officers" beginning on page 39.

        When determining severance and change-in-control benefits, the compensation committee reviewed the practices of companies in the Avid Peer Group and the published industry survey data provided by our independent compensation consultant in April and August 2007. We believe that our severance and change-in-control benefits are in line with packages offered to similarly situated executive officers in the Avid Peer Group and the published industry survey data.

        We believe the severance and change-in-control benefits are appropriate taking into account the time it is expected to take an executive officer to find alternative employment. The benefits are provided because we believe the specific termination scenarios covered by the employment and change-in-control agreements are initiated by our company and beyond the control of an executive officer. These benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. We benefit by requiring the executive officer to sign a general release and non-competition and non-solicitation provisions to the extent these provisions are enforceable in the jurisdiction in which the executive officer is located. We also believe our change-in-control agreements protect stockholder interests by enhancing executive officers' focus during a potential or actual change-in-control by providing incentives to executive officers to remain with us despite uncertainties while a transaction is under consideration or pending.

Compensation of our Chairman, President and Chief Executive Officer

        Mr. Greenfield joined us in December 2007 as our new Chief Executive Officer following a five-month search conducted by an executive search subcommittee of our board of directors, whose members included John H. Park, George H. Billings, John V. Guttag and Pamela F. Lenehan. After this subcommittee determined that Mr. Greenfield was the best candidate to lead our company, our compensation committee then entered into an extensive negotiation of an employment agreement with Mr. Greenfield. The executive employment agreement was unanimously approved by our compensation committee after consideration of Mr. Greenfield's unique qualifications and experience, his previous compensation levels and the competitive marketplace for executive talent at companies with whom we compete. In a series of meetings, our compensation committee developed a compensation package for Mr. Greenfield designed to compensate

Mr. Greenfield in a manner that was both competitive in the marketplace and aligned his long-term earnings potential with the interests of our stockholders. For a detailed discussion of the material terms of that executive employment agreement, please see the summary of the agreement beginning on page 39. The executive employment agreement includes the same basic components of compensation paid to our other executive officers as described above: base salary, annual cash incentive compensation, long-term incentive compensation and other benefit programs. The executive employment agreement also provides for severance payments should Mr. Greenfield be terminated without cause or if he terminates his employment for good reason at any time before or within twelve months after a change-in-control of our company. However, because the compensation arrangements entered into with Mr. Greenfield were the result of a negotiation with Mr. Greenfield and because Mr. Greenfield is the Chairman, President and Chief Executive Officer of our company, the arrangements differed from the compensation arrangements entered into with our other executive officers in several respects. A summary of the material differences is set forth below:

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  the long-term incentive compensation awarded to Mr. Greenfield was approximately 76% performance-based and 24% time-based;

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  Mr. Greenfield is entitled to gross-up payments if he is subject to excise taxes in the event of a change-in-control of our company;

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  Mr. Greenfield was entitled to a one-time sign-on bonus of $600,000;

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  Mr. Greenfield is entitled to six weeks paid vacation compared with four weeks for our other executive officers;

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  the term of Mr. Greenfield's executive employment agreement is five years compared to two or three years for our other executive officers; and

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  Mr. Greenfield is entitled to a guaranteed annual bonus in the event his employment is terminated by us without cause or by him for good reason.

        When negotiating the compensation arrangements with Mr. Greenfield, our compensation committee reviewed the material terms with Watson Wyatt, who provided the following input that our compensation committee considered: the median base salary, short-term incentive compensation and long-term incentive compensation amounts awarded to chief executive officers in Avid's Peer Group and the published industry survey data, and the total cost to our company under the various termination scenarios set forth in the executive employment agreement entered into with Mr. Greenfield.

Compensation of our New Named Executive Officers Hired in 2008

        As previously discussed, Mr. Sexton, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, joined our company in January 2008, and Ms. Arnold, Executive Vice President of Customer Operations, joined our company in February 2008. At the direction of our compensation committee, Mr. Greenfield negotiated executive employment agreements with Mr. Sexton and Ms. Arnold, which our compensation committee subsequently approved. Prior to negotiating these agreements, Mr. Greenfield provided our compensation committee with his recommendations regarding the compensation packages to be offered to Mr. Sexton and Ms. Arnold. In addition to Mr. Greenfield's recommendations, our compensation committee also reviewed the published industry survey data with respect to Mr. Sexton. For a detailed discussion of the material terms of these executive employment agreements, please see the summary of the agreements beginning on page 42. These executive employment agreements include the same basic components of compensation paid to our other executive officers as described above: base salary, annual cash incentive compensation, long-term incentive compensation and other benefit programs. These executive employment agreements also provide for severance payments should Mr. Sexton's or Ms. Arnold's employment be terminated without cause or if he or she terminates his or her employment for good reason at any time before or within twelve months after a change-in-control of our company. Also, like Mr. Greenfield's agreement, these executive employment agreements provide for:

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  a significant portion of long-term incentive compensation to be performance-based; and

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  gross-up payments if either is subject to excise taxes in the event of a change-in-control of our company.

        Neither Mr. Sexton nor Ms. Arnold received a sign-on bonus and neither is entitled to a guaranteed annual bonus in the event his or her employment is terminated by us without cause or by him or her for good reason. In addition, each is entitled to four weeks vacation and the term of each agreement is three years. The compensation we agreed to pay Mr. Sexton and Ms. Arnold resulted from negotiations that reflect the compensation required in order to hire each of these individuals.

Stock Ownership Guidelines

        We introduced stock ownership guidelines in 2006 to further align the interests of our executive officers with those of our stockholders. These guidelines became effective on January 1, 2007. Under the guidelines, our executive officers are expected to hold our common stock in an amount at least equal to a multiple of their base salary as determined by their position. The guidelines range from one times base salary for certain of our executive officers to three times base salary for our Chief Executive Officer. For purposes of these guidelines, stock ownership includes restricted stock and restricted stock units, but does not include unexercised options. Our executive officers are expected to meet their ownership guidelines within three years of becoming subject to the guidelines.

Tax and Accounting Implications

Policy With Respect To Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that a public company may deduct in any year with respect to its chief executive officer and the three most highly-compensated named executive officers employed by the company at the end of the year (other than the company's chief financial officer). However, some forms of performance-based compensation are excluded from the $1,000,000 deduction limit if certain requirements are met.

        To qualify as performance-based compensation, the compensation generally must be approved by a committee that consists solely of at least two "outside directors" who have never been employed by the company or its subsidiaries. All of the members of our compensation committee qualify as outside directors under the Internal Revenue Service, or IRS, definition except Ms. Hawthorne. Although Ms. Hawthorne is an independent director under the applicable NASDAQ and SEC rules, she does not qualify as an outside director under the IRS definition because she served as our interim chief executive officer during 2008. For this reason, our compensation committee established a 162(m) subcommittee in 2008 whose members include all of the members of our compensation committee except Ms. Hawthorne. The 162(m) subcommittee approves all Section 162(m)-related matters.

        Salaries and time-based restricted stock awards for our Named Executive Officers do not qualify as performance-based compensation. Potential cash bonuses awarded under our performance-based annual cash bonus plan also do not qualify as performance-based compensation because our annual bonus plan is not a shareholder-approved plan. In general, options granted to our Named Executive Officers are intended to qualify as performance-based compensation under Section 162(m). In addition, performance-based restricted stock awards granted to our Named Executive Officers are intended to qualify as performance-based compensation under Section 162(m) because they are based on pre-determined goals established by our 162(m) subcommittee pursuant to a shareholder-approved stock incentive plan.

        Tax deductibility is not the only factor used by our compensation committee when designing executive compensation programs. Our compensation committee's primary objective is to establish compensation programs that maximize the creation of long-term stockholder value and the committee has not adopted a policy requiring all executive compensation to be fully deductible. However, our compensation committee reviews the potential effect of Section 162(m) periodically and, if consistent with its goal of increasing stockholder value, seeks to structure executive officer compensation in a manner that is intended to allow deductions under Section 162(m). Our compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when it believes these payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance or potential of employees receiving this compensation.

Accounting for Stock-Based Compensation

        We account for stock-based compensation in accordance with the requirements of Statement of Financial Accounting Standards, or SFAS, No. 123(R). Our compensation committee considers the potential impact of SFAS No. 123(R) in determining the size of equity awards.

Equity Granting Process

        Our board of directors has adopted the following procedures for grants of long-term equity compensation awards. Each year our compensation committee determines our annual equity incentive awards budget, including the planned number of shares that may be granted by our Chief Executive Officer (who is the sole member of our employee equity award committee) to non-executive employees and any proposed individual equity incentive awards to executive officers. The compensation committee then formally recommends this budget to our full board. Our board of directors then reviews and approves (with or without changes) our compensation committee's recommendation. Our compensation committee, or the 162(m) subcommittee, then formally approves any annual equity awards to executive officers who have been selected to receive these awards, which will be granted effective as of a date following the filing of our Annual Report on Form 10-K with the SEC. Our compensation committee may make other equity incentive awards from time to time as it deems appropriate. Neither our company nor our board of directors, including our compensation committee, has any plan, program or practice of timing equity incentive awards in coordination with the release or withholding of material non-public information.

REPORT OF THE COMPENSATION COMMITTEE OF AVID'S BOARD OF DIRECTORS

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of our company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The compensation committee has reviewed and discussed with management the "Compensation Discussion and Analysis" contained in this proxy statement. Based on its review and discussions with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
John H. Park, Chair Elizabeth M. Daley Nancy Hawthorne Louis Hernandez, Jr. Youngme E. Moon

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2008, 2007 AND 2006

        The table below summarizes compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, our three other most highly compensated executive officers and two former executive officers, whom we refer to collectively as our Named Executive Officers, for the fiscal years 2008, 2007 and 2006.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation (2)	Total
Gary G. Greenfield(3)	2008	$900,000	—	$636,554	$1,197,761	$81,680	$2,815,995
Chairman, President and Chief	2007	$27,692	$600,000	$20,871	$39,338	—	$687,901
Executive Officer
Ken Sexton(4) Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2008	$354,808	—	$302,372	$534,655	$162,126	$1,353,961
Joel E. Legon(5)	2008	$340,423	—	$260,641	$230,477	$501,157	$1,332,698
Former Vice President and Chief	2007	$306,212	$107,500	$155,256	$56,210	$5,345	$630,523
Financial Officer
Kirk E. Arnold(6) Executive Vice President of Customer Operations	2008	$533,076	—	$162,765	$326,922	$7,747	$1,030,510
David M. Lebolt(7)	2008	$366,884	—	$293,136	$265,211	$9,916	$935,147
Senior Vice President and	2007	$333,000	$200,000	$155,707	$238,843	$7,734	$935,284
Chief Technology Officer	2006	$333,000	—	$71,431	$296,397	$7,662	$708,490
Gerard Schenkkan(8) Vice President and General Manager, Audio	2008	$292,518	—	$83,436	$204,453	$7,427	$587,834
Sharad Rastogi(9)	2008	$223,440	—	$157,202	$229,827	$427,706	$1,038,175
Former Vice President of	2007	$279,519	$100,000	$104,663	$284,151	$28,261	$796,594
Corporate Development	2006	$285,000	—	$50,000	$424,223	$25,126	$784,349
Graham Sharp(10)	2008	$145,188	—	$124,449	$419,447	$547,863	$1,236,947
Former Vice President and	2007	$339,624	—	$76,599	$325,831	$78,419	$820,473
General Manager, Avid Video

(1)
These amounts do not reflect actual value realized by the Named Executive Officer. These amounts represent the amount of compensation cost to our company in fiscal years 2008, 2007 and 2006 with respect to awards granted in fiscal years 2008, 2007 and 2006, and previous fiscal years, as computed in accordance with SFAS No. 123(R). In connection with Mr. Rastogi's termination of employment on September 30, 2008, he forfeited options to purchase 23,669 shares of common stock and 13,932 restricted stock units. The option to purchase 23,669 shares of common stock had a value of $232,392, and the 13,932 restricted stock units had a value of $317,271. In connection with Mr. Sharp's termination of employment on June 1, 2008, he forfeited an option to purchase 32,141 shares of common stock and 4,750 restricted stock units. The option to purchase 32,141 shares of common stock had a value of $418,821, and the 4,750 restricted stock units had a value of $164,125. In connection with Mr. Legon's termination of employment on December 31, 2008, he forfeited options to purchase 23,558 shares of common stock and 15,529 restricted stock units. The option to purchase 23,558 shares of common stock had a value of $229,547, and the 15,529 restricted stock units had a value of $382,489. No awards were forfeited by any of the Named Executive Officers in 2007 or 2006. In accordance with the rules promulgated by the SEC, the amounts shown exclude the impact of estimated forfeitures related to time-based vesting conditions. For a discussion of the assumptions and methodologies used to value the awards for fiscal years ended December 31, 2008, 2007 and 2006, please see Note B, "Summary of Significant Accounting Policies—Accounting for Stock-Based Compensation," to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008. For a discussion of the assumptions and methodologies used to value the awards for the fiscal year ended

  December 31, 2005, please see Note L, "Stock Plans," to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
"All Other Compensation" for each of the Named Executive Officers includes the following:

Name	Year	Relocation Benefit(a)	Reimbursement for Taxes(b)	Lodging(c)	Commuter Allowance(d)	Company Match on 401(k)	Imputed Income for Group Term Life Insurance	Termination Benefits(e)	Other(f)
Gary G. Greenfield	2008	$58,719	$21,098	—	—	—	$1,863	—	—
	2007	—	—	—	—	—	—	—	—
Ken Sexton	2008	—	$24,150	$60,376	$68,125	$7,750	$1,725		—
Joel E. Legon	2008	—	—	—	—	$4,671	$3,195	$493,291	—
	2007	—	—	—	—	$4,650	$695	—	—
Kirk E. Arnold	2008	—	—	—	—	$6,712	$1,035	—	—
David M. Lebolt	2008	—	—	—	—	$8,053	$1,863	—	—
	2007	—	—	—	—	$6,500	$1,234	—	—
	2006	—	—	—	—	$6,600	$1,062	—	—
Gerard Schenkkan	2008	—	—	—	—	$5,893	$1,534	—	—
Sharad Rastogi	2008	—	—	—	—	$7,651	$526	$419,529	—
	2007	$15,752	—	—	—	$6,500	$528	—	$5,481
	2006	$12,470	$5,564	—	—	$6,600	$492	—	—
Graham Sharp	2008	$40,561	$27,318	—	—	—	$490	$479,494	—
	2007	$51,233	$21,635	—	—	—	$929	—	$4,622

  (a)
  With respect to Mr. Greenfield, this amount represents reimbursement of relocation expenses incurred in 2008 related to his relocation from Maryland to Massachusetts. With respect to Mr. Sharp, these amounts represent reimbursement of relocation expenses incurred in 2007 related to his relocation from the United Kingdom to Massachusetts. With respect to Mr. Rastogi, these amounts represent reimbursement of relocation expenses incurred in 2006 and 2007 related to his relocation in 2006 from Massachusetts to California.

  (b)
  With respect to Mr. Greenfield, this amount represents a tax reimbursement that he received in connection with his relocation expenses. With respect to Mr. Sexton, this amount represents a tax reimbursement that he received in connection with his lodging expenses. With respect to Messrs. Rastogi and Sharp, these amounts represent tax reimbursements that each received in connection with their relocation expenses.

  (c)
  This amount represents reimbursement of lodging expenses Mr. Sexton incurred in 2008. Pursuant to the terms of Mr. Sexton's executive employment agreement, he is entitled to reimbursement of certain lodging expenses.

  (d)
  Pursuant to the terms of Mr. Sexton's executive employment agreement, he is paid an allowance of $6,000 per month for commuting expenses incurred traveling to and from his home in Ohio and our company's office locations.

  (e)
  Mr. Legon's employment was terminated on December 31, 2008. Pursuant to the terms of his executive employment agreement, he is entitled to receive a total severance package with a value of $465,446, which includes (i) cash severance of $364,000 payable in equal bi-weekly installments in accordance with our company's normal payroll practices beginning in January 2009 and ending in January 2010, (ii) twelve months of continued medical coverage following the termination of his employment at an aggregate estimated cost to our company of $15,812, (iii) twelve months' acceleration of vesting of all unvested time-based equity awards as of his termination date at an aggregate estimated cost to our company of $55,634, and (iv) outplacement benefits at an aggregate estimated cost to our company of $30,000. Termination benefits for Mr. Legon also include the payment of $27,845 to him for unused vacation time. Mr. Rastogi's employment was terminated on September 30, 2008. Pursuant to the terms of his executive employment agreement, he is entitled to receive a total severance package with a value of $412,214, which includes (i) cash severance of $296,400 payable in equal bi-weekly installments in accordance with our company's normal payroll practices beginning in October 2008 and ending in October 2009, (ii) twelve months' acceleration of vesting of all unvested time-based equity awards that he held as of July 31, 2008 at an aggregate estimated cost to our company of $85,814, and (iii) outplacement benefits at an aggregate estimated cost to our company of $30,000. Termination benefits for

    Mr. Rastogi also include the payment of $7,315 to him for unused vacation time. Mr. Rastogi elected not to continue medical coverage with the company following his termination. Mr. Sharp's employment was terminated on June 1, 2008. Pursuant to the terms of his executive employment agreement, he is entitled to receive a total severance package with a value of $445,426, which includes (i) cash severance of $346,320 payable in equal bi-weekly installments in accordance with our company's normal payroll practices beginning in July 2008 and ending in July 2009, (ii) twelve months' continued medical coverage following the termination of his employment at an aggregate estimated cost to our company of $16,406, (iii) twelve months' acceleration of vesting of all unvested time-based equity awards as of his termination date at an aggregate estimated cost to our company of $52,700, and (iv) outplacement benefits at an aggregate estimated cost to our company of $30,000. Termination benefits for Mr. Sharp also include the payment of $34,068 to him for unused vacation time. For further information on the termination benefits paid to Messrs. Legon, Rastogi and Sharp, see the table on page 46 entitled "Estimated Current Value of Severance Benefits."

  (f)
  With respect to Mr. Rastogi, this amount represents the amount he received when he took one week paternity leave in 2007. With respect to Mr. Sharp, this represents the amount our company contributed to his pension when he was based in the United Kingdom prior to his promotion to Vice President and General Manager, Video.

(3)
Mr. Greenfield joined our company on December 19, 2007. In connection with his appointment as Chief Executive Officer, he received a cash bonus of $600,000, 100,000 shares of restricted common stock and an option to purchase 725,000 shares of common stock.

(4)
Mr. Sexton joined our company in January 2008 as Executive Vice President and Chief Administrative Officer. In connection with his appointment, he received 50,000 restricted stock units and an option to purchase 260,000 shares of common stock. On July 8, 2008, Mr. Sexton assumed the additional role of Chief Financial Officer.

(5)
Mr. Legon stepped down as our Chief Financial Officer on July 8, 2008. He remained with our company as Vice President of Finance and Principal Accounting Officer until his employment with our company terminated on December 31, 2008. His base salary reflects the base salary he earned through December 31, 2008. For a summary of his severance package, please see footnote (2) above. In connection with Mr. Legon's promotion to Vice President and Acting Chief Financial Officer in March 2007, he was awarded a cash bonus of $100,000. In January 2007, he also received a $7,500 cash bonus as part of our reward and recognition program. In connection with Mr. Legon's promotion to Vice President and Chief Financial Officer in July 2007, he received an option to purchase 24,462 shares of common stock.

(6)
Ms. Arnold joined our company in February 2008 as Executive Vice President and General Manager, Video. In connection with her appointment, she received 35,000 restricted stock units and an option to purchase 245,000 shares of common stock. On July 8, 2008, Ms. Arnold became Executive Vice President of Customer Operations.

(7)
On July 8, 2008, Mr. Lebolt, formerly Vice President and General Manager of our Audio business unit, became Senior Vice President and Chief Technology Officer. In connection with this promotion, Mr. Lebolt was awarded 12,000 restricted stock units, an option to purchase 61,000 shares of common stock and an increase of $22,000 in his base salary. In December 2007, Mr. Lebolt was awarded a cash bonus of $200,000 and an award of 7,754 restricted stock units.

(8)
On July 8, 2008, Mr. Schenkkan, formerly Chief Operating Officer of our Audio business unit, became Vice President and General Manager of our company's Audio business unit. In connection with this promotion, Mr. Schenkkan was awarded 10,000 restricted stock units, an option to purchase 30,000 shares of common stock and an increase of $43,300 in his base salary.

(9)
Mr. Rastogi's employment terminated on September 30, 2008. His base salary reflects the base salary he earned through that date. For a summary of his severance package, please see footnote (2) above. In August 2007, Mr. Rastogi was awarded a cash bonus of $100,000 when he became Acting General Manager of our Consumer division.

(10)
Mr. Sharp's employment terminated on June 1, 2008. His base salary reflects the base salary he earned through that date. For a summary of his severance package, please see footnote (2) above.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2008

        The following table sets forth information regarding all plan-based awards granted to our Named Executive Officers during the fiscal year ended December 31, 2008. The equity awards granted in fiscal year 2008 identified in the table below are also reported in the table "Outstanding Equity Awards at 2008 Fiscal Year-End" on page 36. Except as otherwise noted, all equity awards to our Named Executive Officers in 2008 were granted under our 2005 Stock Incentive Plan which was amended and restated on May 21, 2008. For additional information regarding the non-equity incentive plan awards and the equity incentive plan awards, please refer to the "Annual Cash Incentive Compensation" (page 22) and "Long-Term Equity Incentive Compensation" (page 24) sections of our "Compensation Discussion and Analysis."

										All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options			Grant Date Total Fair Value of Stock and Option Award(8)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Incentive Plan Awards								Exercise or Base Price of Option Awards ($/Sh)
	Grant Date	Approval Date
Name			Threshold	Target	Maximum	Threshold	Target		Maximum
Gary G. Greenfield	N/A	12/06/07	$270,000	$900,000	$1,215,000
Ken Sexton	N/A	01/10/08	$106,442	$354,808	$478,991
	01/28/08	01/10/08										50,000	(6)	$26.15	$451,140
	01/28/08	01/10/08					100,000	(2)						$26.15	$954,000
	01/28/08	01/10/08					110,000	(2)						$26.15	$787,600
	01/28/08	01/10/08								50,000	(5)				$1,307,000
Joel E. Legon	N/A	12/14/07	$69,352	$231,173	$312,084
	03/03/08	02/27/08										24,000	(6)	$24.04	$200,786
	03/03/08	02/27/08								4,300	(5)				$103,329
	03/03/08	02/27/08					3,200	(3)							$42,192
	03/03/08	02/27/08					3,200	(3)							$34,603
Kirk E. Arnold	N/A	02/05/08	$159,923	$533,076	$719,653
	02/11/08	02/05/08										35,000	(6)	$20.98	$253,705
	02/11/08	02/05/08					100,000	(2)						$20.98	$717,000
	02/11/08	02/05/08					110,000	(2)						$20.98	$522,500
	02/11/08	02/05/08								35,000	(5)				$733,950
David M. Lebolt	N/A	07/03/08	$95,327	$317,755	$428,969
	03/03/08	02/27/08										24,000	(6)	$24.04	$200,786
	03/03/08	02/27/08								4,300	(5)				$103,329
	03/03/08	02/27/08					3,200	(3)							$42,192
	03/03/08	02/27/08					3,200	(3)							$34,603
	07/10/08	07/10/08								12,000	(5)				$203,400
	07/10/08	07/10/08										10,000	(7)	$16.96	$65,609
	07/10/08	07/10/08					31,000	(4)						$16.96	$169,130
	07/10/08	07/10/08					20,000	(4)						$16.96	$73,800
Gerard Schenkkan	N/A	07/03/08	$42,073	$140,242	$189,327
	03/03/08	03/03/08										5,810	(6)	$24.04	$48,607
	03/03/08	03/03/08								2,230	(5)				$53,587
	07/08/08	07/03/08										6,000	(7)	$17.81	$41,412
	07/08/08	07/03/08					12,000	(4)						$17.81	$75,000
	07/08/08	07/03/08					12,000	(4)						$17.81	$50,040
	07/08/08	07/03/08								10,000	(5)				$178,000
Sharad Rastogi	N/A	12/14/07	$40,216	$134,052	$180,970
	03/03/08	02/27/08										24,000	(6)	$24.04	$200,786
	03/03/08	02/27/08								4,300	(5)				$103,329
	03/03/08	02/27/08					3,200	(3)							$42,192
	03/03/08	02/27/08					3,200	(3)							$34,603
Graham Sharp	N/A	12/14/07	$32,667	$108,891	$147,003

(1)
These awards represent estimated potential payouts under our annual executive bonus plan for 2008. Bonus awards under our annual executive bonus plan are determined as the result of formulae contained in the plan, which are described in detail in the "Compensation Discussion and Analysis" above. Our company had an operating loss of $8.2 million for purposes of the annual executive bonus plan for 2008. Because our company did not reach a minimum operating profit of $18.7 million in 2008, no bonuses were paid to our Named Executive Officers under our annual executive bonus plan in 2008. The "Target" is the amount each of our Named Executive Officers would have received in 2008 if (i) our company achieved its target operating profit of

  $57.0 million and its target revenues of $913.6 million for 2008, and (ii) each Named Executive Officer achieved his or her individual performance goals. For Ms. Arnold (for the period prior to her becoming Executive Vice President of Customer Operations), Mr. Lebolt (for the period prior to his promotion to Chief Technology Officer) and Mr. Schenkkan, 50% of the company performance component of the target bonus payout was also dependent on her or his business unit reaching target operating results. The "Threshold" is the amount each of our Named Executive Officers would have received in 2008 if our company achieved a threshold operating profit of $37.1 million and threshold revenues of $835 million for 2008. For Ms. Arnold, Mr. Lebolt and Mr. Schenkkan, 50% of the company performance component of the threshold bonus payout was also dependent on her or his business unit reaching corresponding threshold operating results. The "Threshold" is equal to 30% of each Named Executive Officer's "Target" amount. The "Maximum" is the maximum amount each Named Executive Officer was eligible to receive under the annual executive bonus plan for 2008 if our company achieved a maximum operating profit of $81.0 million and maximum revenues of $1 billion for 2008. For Ms. Arnold, Mr. Lebolt and Mr. Schenkkan, 50% of the company performance component of the maximum bonus payout was also dependent on her or his business unit reaching corresponding maximum operating results. The "Maximum" is equal to 135% of each Named Executive Officer's "Target" amount.

(2)
With respect to Mr. Sexton and Ms. Arnold, 100,000 shares subject to this option vest pursuant to a performance-based schedule tied to our stock price and 110,000 shares vest pursuant to a performance-based schedule tied to both our stock price and our annual return on equity. These options were granted to Mr. Sexton and Ms. Arnold when each joined our company as part of his or her compensation package. Mr. Sexton's award was granted as part of an inducement award. For a summary of the vesting provisions, see the "Long-Term Equity Incentive Compensation" section of our "Compensation Discussion and Analysis" on page 24.

(3)
Messrs. Legon, Lebolt and Rastogi were each granted 6,400 restricted stock units in connection with our 2008 equity incentive award program. For each of these Named Executive Officers, 3,200 of these restricted stock units vest pursuant to a performance-based schedule tied to our stock price and the remaining 3,200 vest pursuant to a performance-based schedule tied to both our stock price and our annual return on equity. For a summary of the vesting provisions, see the "Long-Term Equity Incentive Compensation" section of our "Compensation Discussion and Analysis" on page 24.

(4)
With respect to Mr. Lebolt, this option was granted in connection with his promotion to Senior Vice President and Chief Technology Officer in July 2008. 31,000 shares subject to this option vest pursuant to a performance-based schedule tied to our stock price and 20,000 shares vest pursuant to a performance-based schedule tied to our stock price and annual return on equity. With respect to Mr. Schenkkan, this option was granted in connection with his promotion to Vice President and General Manager of our Audio business unit in July 2008. 12,000 shares subject to this option vest pursuant to a performance-based schedule tied to our stock price and 12,000 shares vest pursuant to a performance-based schedule tied to our stock price and annual return on equity. For a summary of the vesting provisions, see the "Long-Term Equity Incentive Compensation" section of our "Compensation Discussion and Analysis" on page 24.

(5)
Mr. Sexton was awarded 50,000 restricted stock units on January 28, 2008 in connection with joining our company as an inducement award which was part of his compensation package. These restricted stock units vest in 16 equal quarterly installments commencing on April 28, 2008. Ms. Arnold was awarded 35,000 restricted stock units as part of her compensation package. 33.3% of these restricted stock units vest on the first anniversary of the grant date, 33.3% vest on the second anniversary of the grant date, 8.3% vest on the third anniversary of the grant date and the remaining 25% vest in equal quarterly installments every three months thereafter. Mr. Lebolt was awarded 12,000 restricted stock units in connection with his promotion to Senior Vice President and Chief Technology Officer. These restricted stock units vest in four equal annual installments commencing on July 10, 2009. Mr. Schenkkan was awarded 10,000 restricted stock units on July 8, 2008 in connection with his promotion to Vice President and General Manager of our Audio business unit. These restricted stock units vest in four equal annual installments commencing on July 8, 2009. Messrs. Legon, Lebolt, Schenkkan and Rastogi were each granted 4,300, 4,300, 2,230 and 4,300 restricted stock units, respectively, on March 3, 2008 in connection with our 2008 equity incentive award program. These restricted stock units vest in four equal annual installments commencing on March 3, 2009.

(6)
Except for Mr. Sexton and Ms. Arnold, these options were granted in connection with our 2008 equity incentive award program. Each option becomes exercisable on September 3, 2008 as to 12.5% of the shares; the remaining shares become exercisable in 42 equal monthly installments thereafter. With respect to Mr. Sexton, the shares subject to this option vest in equal 6.25% installments every three months beginning on April 28, 2008 and were granted in connection with his joining our company as part of an inducement award that was part of his compensation package. With respect to Ms. Arnold, the shares subject to this option vest in equal 6.25% installments every three months beginning on May 11, 2008 and were granted in connection with her joining our company as part of her compensation package.

(7)
With respect to Mr. Lebolt, this option was granted in connection with his promotion to Senior Vice President and Chief Technology Officer in July 2008. The shares subject to this option vest pursuant to the following time-based schedule: 12.5% of these shares vest on January 10, 2009 and the remaining shares vest in 42 equal monthly installments thereafter. With respect to Mr. Schenkkan, this option was granted in connection with his promotion to Vice President and General Manager of our Audio business unit on July 8, 2008. The shares subject to this option vest pursuant to the following time-based schedule: 12.5% of these shares vest on January 8, 2009 and the remaining shares vest in 42 equal monthly installments thereafter

(8)
These amounts do not reflect actual value realized by the Named Executive Officer. These amounts represent the grant date fair value, computed in accordance with SFAS No. 123(R), of restricted stock, restricted stock units and options granted to our Named Executive Officers in 2008. For additional information on the valuation assumptions underlying the value of these awards, see Note B, "Summary of Significant Accounting Policies—Accounting for Stock-Based Compensation," to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

        The following tables set forth information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2008. All vesting is contingent upon, among other things, continued employment with our company.

Option Awards

Name	Number of Securities Underlying Unexercised Options— Exercisable	Number of Securities Underlying Unexercised Options— Unexercisable(1)		Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options(2)		Option Exercise Price	Option Expiration Date
Gary G. Greenfield	25,000	75,000	(3)			$25.42	12/19/14
				300,000	(17)	$25.42	12/19/14
				325,000	(17)	$25.42	12/19/14
Ken Sexton	9,375	40,625	(4)			$26.15	01/28/15
				100,000	(18)	$26.15	01/28/15
				110,000	(18)	$26.15	01/28/15
Joel E. Legon(5)	5,625					$47.02	12/31/09
	14,779					$36.51	12/31/09
	10,500					$24.04	12/31/09
Kirk E. Arnold	6,563	28,437	(6)			$20.98	02/11/18
				100,000	(18)	$20.98	02/11/18
				110,000	(18)	$20.98	02/11/18
David M. Lebolt	6,250					$8.41	07/22/12
	6,875					$22.01	01/10/13
	12,250					$42.91	02/10/14
	28,750	1,250	(7)			$65.81	02/17/15
	12,188	2,812	(8)			$40.95	09/02/15
	11,148	13,174	(9)			$33.86	02/23/17
	4,500	19,500	(10)			$24.04	03/03/18
		10,000	(11)			$16.96	07/10/15
				31,000	(19)	$16.96	07/10/15
				20,000	(19)	$16.96	07/10/15
Gerard Schenkkan	5,417	14,583	(12)			$27.76	11/15/17
	1,090	4,720	(13)			$24.04	03/03/18
		6,000	(14)			$17.81	07/08/15
				12,000	(20)	$17.81	07/08/15
				12,000	(20)	$17.81	07/08/15
Sharad Rastogi(15)	48,000					$48.00	07/31/09
	6,000					$65.81	07/31/09
	28,749					$40.95	07/31/09
	9,797					$33.86	07/31/09
	8,000					$24.04	07/31/09
Graham Sharp(16)	625					$14.13	06/01/09
	2,708					$22.01	06/01/09
	8,000					$42.91	06/01/09
	7,000					$65.81	06/01/09
	2,750					$40.95	06/01/09
	38,750					$38.75	06/01/09
	13,681					$33.86	06/01/09

(1)
Unvested options vest in full if, within twelve months following a change-in-control of our company, the Named Executive Officer is terminated by us without cause or if he or she terminates his or her employment with us for good reason.

(2)
The options reported in this column are performance-based options. These options are distinguished from the other options in this table because they will vest only if the performance goals are achieved and will be otherwise forfeited.

(3)
The shares subject to this option vest in equal 6.25% quarterly installments beginning on March 19, 2008.

(4)
The shares subject to this option vest in equal quarterly installments of 3,125 shares. The next installment vests on January 28, 2009 and the last installment vests on January 28, 2012.

(5)
Mr. Legon's employment terminated on December 31, 2008. Pursuant to the terms of his executive employment agreement, Mr. Legon received an additional one-year vesting on all time-based unvested equity awards that he held as of his termination date. All other unvested equity awards that he held were forfeited.

(6)
28,437 shares subject to this option vest in equal quarterly installments until February 11, 2012 when all shares will be vested.

(7)
In October 2005, our board of directors approved a partial acceleration of the vesting of this option so that the option became immediately exercisable as to the number of shares that would have been exercisable as of December 31, 2007. The shares subject to this option vest in equal monthly installments until December 17, 2009 when all shares will be vested.

(8)
The shares subject to this option vest in equal monthly installments until September 2, 2009 when all shares will be vested.

(9)
The shares subject to this option vest in equal monthly installments until February 23, 2011 when all shares will be vested.

(10)
The shares subject to this option vest in equal monthly installments until March 3, 2012 when all shares will be vested.

(11)
The shares subject to this option vest in equal quarterly installments until July 10, 2012 when all shares will be vested.

(12)
The shares subject to this option vest in equal monthly installments until November 15, 2011 when all shares will be vested.

(13)
The shares subject to this option vest in equal monthly installments until March 3, 2012 when all shares will be vested.

(14)
The shares subject to this option vest in equal quarterly installments until July 8, 2012 when all shares will be vested.

(15)
Mr. Rastogi's employment terminated on September 30, 2008. Pursuant to the terms of his executive employment agreement, Mr. Rastogi received an additional one-year vesting on all time-based unvested equity awards that he held as of July 31, 2008. All other unvested equity awards that he held were forfeited.

(16)
Mr. Sharp's employment terminated on June 1, 2008. Pursuant to the terms of his executive employment agreement, Mr. Sharp received an additional one-year vesting on all time-based unvested equity awards that he held as of his termination date. All other unvested equity awards that he held were forfeited.

(17)
300,000 shares subject to this option vest on a performance-based schedule tied to our stock price and 325,000 shares vest on a performance-based schedule tied to both our stock price and our annual return on equity. For a summary of the vesting provisions, see the "Executive Employment Agreement with Gary G. Greenfield" section of our "Compensation Discussion and Analysis" beginning on page 39.

(18)
100,000 shares subject to this option vest on a performance-based schedule tied to our stock price and 110,000 shares vest on a performance-based schedule tied to both our stock price and our annual return on equity. For a summary of the vesting provisions, see the "Long-Term Equity Incentive Compensation" section of our "Compensation Discussion and Analysis" on page 24.

(19)
31,000 shares subject to this option vest on a performance-based schedule tied to our stock price and 20,000 shares vest on a performance-based schedule tied to both our stock price and our annual return on equity. These performance-based options follow the same vesting schedule as the performance-based options awarded to our Chairman, President and Chief Executive Officer, except that with respect to the 31,000 shares that vest based on stock price, 35% of the shares vest when our stock price trades at or above $50.84 for the applicable 20-day period and 65% of the shares vest when our stock price trades at or above $76.26 for the applicable 20-day period. For a summary of the vesting provisions, see the "Long-Term Equity Incentive Compensation" section of our "Compensation Discussion and Analysis" on page 24.

(20)
12,000 shares subject to this option vest on a performance-based schedule tied to our stock price and 12,000 shares vest on a performance-based schedule tied to both our stock price and our annual return on equity. For a summary of the vesting provisions, see the "Long-Term Equity Incentive Compensation" section of our "Compensation Discussion and Analysis" on page 24.

 Stock Awards

Name*	Number of Shares or Units of Stock that Have Not Vested(1)		Market Value of Shares or Units of Stock that Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Gary G. Greenfield	100,000	(2)	$1,091,000	(12)
Ken Sexton	40,625	(3)	$443,219	(12)
Kirk E. Arnold	35,000	(4)	$381,850	(12)
David M. Lebolt	4,300	(5)	$46,913	(12)
	12,000	(6)	$130,920	(12)
	3,736	(7)	$40,760	(12)
	6,750	(8)	$73,643	(12)
	5,169	(9)	$56,394	(12)
					3,200	(13)	$34,912	(12)
					3,200	(13)	$34,912	(12)
Gerard Schenkkan	2,230	(10)	$24,329	(12)
	10,000	(11)	$109,100	(12)

*
Messrs. Legon, Rastogi and Sharp did not hold any stock awards as of December 31, 2008 and are, therefore, not listed in the Stock Awards table. In connection with the termination of their respective employment, each received an additional one-year vesting on all time-based unvested equity awards that he held and all other unvested equity awards that he held were forfeited.

(1)
Unvested restricted stock and restricted stock units vest in full if, within twelve months following a change-in-control of our company, the Named Executive Officer is terminated by us without cause or if the Named Executive Officer terminates his or her employment with us for good reason.

(2)
25% of the shares subject to this option vest on January 1, 2009. The remaining 75% of the shares vest in equal quarterly installments of 6.25% beginning on March 19, 2009 until fully vested on December 19, 2011.

(3)
These shares vest in equal quarterly installments until fully vested on January 28, 2012.

(4)
11,667 restricted stock units vest on February 11, 2009, 11,666 restricted stock units vest on February 11, 2010, 2,917 restricted stock units vest on February 11, 2011, and the remaining 8,750 restricted stock units vest in four equal quarterly installments thereafter until fully vested on February 11, 2012.

(5)
These shares vest in equal annual installments until fully vested on March 3, 2012.

(6)
These shares vest in equal annual installments until fully vested on July 10, 2012.

(7)
These shares vest in equal annual installments until fully vested on March 9, 2010.

(8)
These shares vest in equal annual installments until fully vested on February 23, 2011.

(9)
These shares vest in equal annual installments until fully vested on December 14, 2010.

(10)
These shares vest in equal annual installments until fully vested on March 3, 2012.

(11)
These shares vest in equal annual installments until fully vested on July 8, 2012.

(12)
This amount was determined by multiplying the total number of shares of common stock underlying the restricted stock units by $10.91, the closing price of our common stock on NASDAQ on December 31, 2008.

(13)
3,200 shares vest on a performance-based schedule tied to our stock price and 3,200 shares vest on a performance-based schedule tied to both our stock price and our annual return on equity. For a summary of the vesting provisions, see the "Long-Term Equity Incentive Compensation" section of our "Compensation Discussion and Analysis" on page 24.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2008

        The following table sets forth the number of restricted stock awards that vested for our Named Executive Officers in 2008 and the aggregate dollar amount realized by our Named Executive Officers upon the vesting of the restricted stock awards. None of our Named Executive Officers exercised options in 2008.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary G. Greenfield	—	—
Ken Sexton	9,375	$179,031
Joel E. Legon	9,134	$152,711
Kirk E. Arnold	—	—
David M. Lebolt	6,704	$128,141
Gerard Schenkkan	—	—
Sharad Rastogi	6,692	$154,581
Graham Sharp	5,001	$111,686

Non-Qualified Deferred Compensation

        Our executive officers, along with our U.S.-based vice presidents and members of our board of directors, are eligible to participate in our non-qualified deferred compensation plan, which was established to provide participants with the opportunity to defer the receipt of up to 60% of their base salary and all or a portion of their bonuses or director's fees, as applicable. Under our non-qualified deferred compensation plan, we credit each participant's account with the amount that would have been earned had the deferred amounts been invested in one or more of the various investment options (as selected by the participant) that are available under our non-qualified deferred compensation plan. The available investment options are the same investment options that are generally available to all employees under our 401(k) retirement plan. The interest rate earned on the deferred amounts is not above-market or preferential. Participants who terminate their employment with us after reaching age 55 will be paid, at the participant's option, in a lump sum or in installments over two to ten years. Participants who terminate employment before attaining age 55 or due to death will be paid in a lump sum. In each case, payments may also be delayed by six months in order to comply with Internal Revenue Code Section 409A. Participants who experience an unforeseen catastrophic financial emergency may receive, while still employed, a lump sum distribution of an amount necessary to alleviate the emergency. Participants are not permitted to withdraw funds from their accounts for any reason other than in connection with termination or death, or an unforeseen catastrophic financial emergency. In addition, we are not required to make, nor do we make, any contributions to our non-qualified deferred compensation plan. The benefits payable under our non-qualified deferred compensation plan represent an unfunded and unsecured contractual obligation of our company to pay the value of the deferred compensation in the future. As of December 31, 2008, there was an obligation of $661,239 in the plan. None of our Named Executive Officers participated in our non-qualified deferred compensation plan in 2008.

Other Elements

        Our employee stock purchase plan, which is generally available to all employees, including our executive officers, allows participants to purchase shares of our common stock at a 15% discount from the fair market value of our common stock at the end of each applicable offering period. Our employees purchased a total of 76,044 shares of common stock under this plan in 2008.

Executive Employment Agreements with our Named Executive Officers

Executive Employment Agreement with Gary G. Greenfield

        In connection with his joining our company, Mr. Greenfield and the company entered into an executive employment agreement that has a term of five years, which term will be extended for an additional twelve months in the event of a change-in-control of our company or a potential change-in-control of our company occurring in 2012. Under the agreement, Mr. Greenfield is entitled to receive:

  •
  an annual base salary of $900,000 per year, which amount may be increased, but not decreased, during the term at the discretion of our compensation committee;

  •
  a one-time bonus of $600,000 which was paid in January 2008;

  •
  an annual incentive bonus (commencing with our 2008 fiscal year) based on the achievement of performance objectives to be developed and determined by Mr. Greenfield and our compensation committee equal to between 100% and 135% of his base salary as of the end of the year; for 2008, the total cash compensation payable to Mr. Greenfield (excluding his $600,000 sign-on bonus) could not have exceeded $2,115,000;

  •
  six weeks' paid vacation;

  •
  reimbursement of expenses (and a tax gross-up) related to Mr. Greenfield's establishment of a residence in the Greater Boston area;

  •
  100,000 shares of restricted common stock, with a purchase price per share equal to the par value of our common stock; the restricted shares will vest as to 25% of the shares on January 1, 2009 and thereafter in twelve equal quarterly installments beginning on March 19, 2009 as long as Mr. Greenfield is employed by our company on each vesting date; and

  •
  an option to purchase 725,000 shares of common stock, which has a seven-year term and an exercise price per share equal to the closing price of our common stock on NASDAQ on the grant date, that will vest as follows:

  •
  100,000 shares vest in 16 equal 6.25% increments every three months beginning on March 19, 2008 so long as Mr. Greenfield is still employed by our company on each vesting date;

  •
  300,000 shares will vest on a performance-based schedule tied to our stock price as follows:

  •
  150,000 shares will vest at the end of the first 20 consecutive trading day period following December 19, 2007 during which our common stock trades at a price per share of at least $50.84; and

  •
  an additional 150,000 shares will vest at the end of the first 20 consecutive trading day period following December 19, 2007 during which our common stock trades at a price per share of at least $76.26; and

  •
  325,000 shares will vest on a performance-based schedule tied to our annual return on equity, or ROE, as measured by improvements against a baseline ROE for the twelve-month period ended September 30, 2007 as follows:

ROE Percentage Point Improvement in Calendar Year Compared to Baseline	Percentage of ROE Option Shares to Vest
14%	100%
12%	90%
10%	75%
8%	60%
6%	45%
4%	30%
2%	15%
0%	0%

      ROE is determined using our non-GAAP net income as published in our earnings release, adding any provision for income taxes and subtracting any non-GAAP related tax adjustments for the applicable period and dividing by the average common stockholder equity during the same period. If any of these shares are not vested at the end of the seventh calendar year (2014), they will be forfeited. Additionally, these shares will vest in full at the end of the first 20 consecutive trading day period following December 19, 2007 during which our common stock trades at a price per share of at least $101.68, as adjusted for stock splits and stock dividends.

        The agreement provides that if Mr. Greenfield's employment is terminated by us without cause or by Mr. Greenfield for good reason other than within twelve months after a change-in-control of our company, Mr. Greenfield will be entitled to receive, along with certain other payments set forth in the agreement, (i) twelve months' base salary, (ii) a bonus equal to the greater of Mr. Greenfield's highest annual incentive bonus for the prior two years or 100% of his base salary plus a pro rata portion of that bonus, and (iii) reimbursement of COBRA premiums for twelve months. In addition, any time-based vesting awards held by Mr. Greenfield will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the twelve-month period following the date Mr. Greenfield's employment terminates. Mr. Greenfield will also be entitled to exercise any vested options for twelve months after the termination of his employment.

        If Mr. Greenfield's employment is terminated by us without cause or by Mr. Greenfield for good reason within twelve months after a change-in-control of our company or during a potential change-in-control period, Mr. Greenfield will be entitled to receive, along with certain other payments set forth in the agreement, (i) the greater of Mr. Greenfield's highest annual incentive bonus for the prior two years or 100% of his base salary prorated through the date Mr. Greenfield's employment terminates and (ii) an amount equal to 1.5 times the sum of his base salary plus the greater of Mr. Greenfield's highest annual incentive bonus for the prior two years or 100% of his base salary. In the case of a termination after a change-in-control of our company, the foregoing amounts will be made in a lump sum payment and in the case of a termination during a potential change-in-control, they will be paid over the 18-month period commencing on the termination date. In addition, all outstanding options and restricted stock awards held by Mr. Greenfield will vest in full and Mr. Greenfield will be entitled to exercise any options for 18 months after the termination of his employment. Mr. Greenfield will be entitled to reimbursement of COBRA premiums for 18 months. Mr. Greenfield will also be entitled to certain tax gross-up payments if he is subject to excise taxes in the event of a change-in-control of our company or if he is subject to any liability under Section 409A of the Internal Revenue Code.

        In the event of his death or disability, Mr. Greenfield will be entitled to twelve months' base salary and any time-based vesting awards held by Mr. Greenfield will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the twelve-month period following the date Mr. Greenfield's employment terminates.

        Section 409A of the Internal Revenue Code forbids certain severance payments to be made to executive officers during the six-month period following termination of employment because these payments are considered deferred compensation under the definition of the Internal Revenue Code. To the extent any payments to be made to Mr. Greenfield violate Section 409A of the Internal Revenue Code, we will hold the amounts and pay them in a lump sum without interest soon after the expiration of this six-month period.

        In order to be eligible to receive any of the above severance and change-in-control payments and benefits, Mr. Greenfield must execute a general release of claims against our company, excluding any claims relating to our company's obligations under the executive employment agreement.

        The agreement contains non-competition and non-solicitation provisions that will restrict Mr. Greenfield from engaging in activities competitive with the business of our company or soliciting persons that were employed by or engaged with our company for a period of twelve months in connection with a termination, other than in connection with a change-in-control of our company, and 18 months in connection with a termination after a change-in-control of our company.

        For the purposes of this agreement, cause includes:

  •
  willful and material failure to perform assigned duties and responsibilities;

  •
  a breach of the executive employment agreement or any other material written agreement;

  •
  material violation of a material company policy;

  •
  fraud, embezzlement or other material dishonesty relating to the company;

  •
  conviction of a crime constituting a felony or involving fraud, dishonesty or moral turpitude; and

  •
  failing or refusing to cooperate in an internal or external investigation of any matter in which the company has a material interest in the outcome of the investigation.

        For purposes of this agreement, good reason includes:

  •
  material breach of the executive employment agreement by the company;

  •
  a material diminution in Mr. Greenfield's authority, duties or responsibilities;

  •
  a requirement that Mr. Greenfield report to anyone other than our board of directors;

  •
  in connection with a change-in-control of our company, Mr. Greenfield not being appointed as chairman and chief executive officer of the surviving company; and

  •
  a material change in Mr. Greenfield's office location.

        For purposes of this agreement, a change-in-control of our company is deemed to have occurred when:

  •
  any "person," as defined in the Exchange Act, acquires 30% or more of our voting securities;

  •
  a majority of our directors are replaced in certain circumstances; or

  •
  stockholders approve certain mergers, or a liquidation or sale of our assets;

and the event that occurs is a "change in the ownership or effective control of a corporation" or a "change in the ownership of a substantial portion of the assets of a corporation" as defined in Treasury Regulation §1.409A-3(i)(5).

Executive Employment Agreements with our New Named Executive Officers

        When Mr. Sexton and Ms. Arnold joined our company in 2008, and when Mr. Schenkkan was promoted in July 2008 and became an executive officer, each entered into an executive employment agreement that has a term of three years, will automatically renew for one-year periods so long as neither our company nor the Named Executive Officer provides 180 days' prior written notice of its, his or her intent to terminate, and will be extended for an additional twelve months in the event of a change-in-control of our company or a potential change-in-control of our company occurring within twelve months prior to the end of the then-current term. Under these agreements, each of these Named Executive Officers is entitled to the following:

Name	Base Salary	Annual Incentive Bonus Target(1)	Time-Based Options(2)	Performance-Based Options(3)	Time-Based Restricted Stock Units(4)	Other(5)
Ken Sexton	$375,000	$375,000	50,000	210,000	50,000	Tax gross-ups, commuting and lodging expenses, and vacation
Kirk E. Arnold	$600,000	$600,000	35,000	210,000	35,000	Tax gross-ups and vacation
Gerard Schenkkan	$315,000	$189,000	6,000	24,000	10,000	Vacation

(1)
Each Named Executive Officer is eligible to participate in our annual executive bonus plan pursuant to which he or she is entitled to receive a target annual bonus equal to a percentage of his or her annual base salary. Our annual executive bonus plan is described in detail in the Compensation Discussion and Analysis above.

(2)
These options have a seven-year term and an exercise price per share equal to the closing price of our common stock on NASDAQ on the grant date For Mr. Sexton and Ms. Arnold, the shares subject to these options vest in equal 6.25% increments every three months following the grant date. For Mr. Schenkkan, 12.5% of the shares subject to this option vest on the first six-month anniversary of the grant date and the remaining shares vest in equal monthly installments for the remaining 42 months. Each Named Executive Officer must remain employed by our company on each vesting date.

(3)
These options have a seven-year term and an exercise price per share equal to the closing price of our common stock on NASDAQ on the grant date For Mr. Sexton and Ms. Arnold, 100,000 of the shares subject to these options vest on a performance-based schedule tied to our stock price and 110,000 shares vest on a performance-based schedule tied to both our stock price and our annual return on equity. For Mr. Schenkkan, 12,000 of the shares subject to this option vest on a performance-based schedule tied to our stock price and 12,000 of the shares vest on a performance-based schedule tied to both our stock price and our annual return on equity. These performance-based options follow the same vesting schedule as the performance-based options awarded to our Chairman, President and Chief Executive Officer. For a summary of the vesting provisions, see the "Long-Term Equity Incentive Compensation" section of our "Compensation Discussion and Analysis" on page 24. Each Named Executive Officer must remain employed by our company on each vesting date.

(4)
For Mr. Sexton, these restricted stock units vest in equal 6.25% increments every three months following the grant date. For Ms. Arnold, 33.3% of these restricted stock units vest on the first anniversary of the grant date, 33.3% vest on the second anniversary of the grant date, 8.3% vest on the third anniversary of the grant date and the remaining 25% vest in equal quarterly installments every three months thereafter. For Mr. Schenkkan, these restricted stock units vest in equal annual installments until the fourth anniversary of the grant date. Each Named Executive Officer must remain employed by our company on each vesting date.

(5)
Each Named Executive Officer is entitled to four weeks' vacation. In addition, Mr. Sexton and Ms. Arnold are entitled to gross-up payments if he or she is subject to excise taxes in the event of a change-in-control of our company. Finally, Mr. Sexton is entitled to reimbursement of lodging expenses (and a tax gross-up on the lodging expenses) and receives $6,000 per month for commuting costs.

        The agreements also provide that if Messrs. Sexton and Schenkkan or Ms. Arnold's employment with us is terminated by us without cause or by the Named Executive Officer for good reason other than within twelve months after a change-in-control of our company, the Named Executive Officer will be entitled to receive, along with other payments set forth in the agreements, twelve months' base salary, a bonus equal to the Named Executive Officer's target bonus, and reimbursement of COBRA premiums for twelve months. In addition, any time-based vesting awards held by the Named Executive Officer will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the twelve-month period following the date of termination. The Named Executive Officer will also be entitled to exercise any options for twelve months after the termination of his or her employment.

        If the Named Executive Officer's employment is terminated by us without cause or by the Named Executive Officer for good reason within twelve months after a change-in-control of our company or during a potential change-in-control period, the Named Executive Officer will be entitled to receive, along with certain other payments set forth in the agreement:

  •
  the greater of the Named Executive Officer's highest annual incentive bonus for the prior two years or 100% of his or her base salary prorated through the date of termination, and

  •
  an amount equal to 1.5 times the sum of his or her base salary plus the greater of the Named Executive Officer's highest annual incentive bonus for the prior two years or 100% of his or her base salary.

        In the case of a termination after a change-in-control of our company, the foregoing amounts will be made in a lump sum payment and in the case of a termination during a potential change-in-control, they will be paid over the 18-month period commencing on the termination date. In addition, all outstanding options and restricted stock awards held by the Named Executive Officer will vest in full and the Named Executive Officer will be entitled to exercise any options for 18 months after the termination of his or her employment. The Named Executive Officer will be entitled to reimbursement of COBRA premiums for 18 months. Mr. Sexton and Ms. Arnold will also be entitled to tax gross-up payments if he or she is subject to excise taxes in the event of a change-in-control of our company.

        In the event of his or her death or disability, the Named Executive Officer will be entitled to twelve months' base salary and any time-based vesting awards held by the Named Executive Officer will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the twelve-month period following the date of termination.

        To the extent any payments to be made to the Named Executive Officer violate Section 409A of the Internal Revenue Code, we will hold the amounts and pay them in a lump sum without interest soon after the expiration of this six-month period.

        In order to be eligible to receive any of the above severance and change-in-control payments and benefits, the Named Executive Officer must execute a general release of claims against our company, excluding any claims relating to our company's obligations under the executive employment agreement.

        Mr. Sexton and Ms. Arnold's agreements contain non-competition and non-solicitation provisions that will restrict him or her from engaging in activities competitive with the business of our company or soliciting persons that were employed by or engaged with our company for a period of twelve months in connection with a termination, other than in connection with a change-in-control of our company, and 18 months in connection with a termination after a change-in-control of our company. Mr. Schenkkan's agreement does not contain these provisions because he is based in California and these provisions are not enforceable under California law.

        For the purposes of the executive employment agreements entered into with Messrs. Sexton and Schenkkan and Ms. Arnold, cause generally includes:

  •
  material failure to perform assigned duties and responsibilities;

  •
  a breach of the executive employment agreement or any other material written agreement;

  •
  material violation of a material company policy;

  •
  fraud, embezzlement or other material dishonesty relating to the company;

  •
  conviction of a crime constituting a felony or involving fraud, dishonesty or moral turpitude; and

  •
  failing or refusing to cooperate in an internal or external investigation of any matter in which the company has a material interest in the outcome of the investigation.

        For the purposes of the executive employment agreements entered into with Messrs. Sexton and Schenkkan and Ms. Arnold, good reason generally includes:

  •
  material breach of the executive employment agreement by the company;

  •
  a material diminution in his or her authority, duties or responsibilities;

  •
  a material diminution in his or her base salary other than an across-the-board proportionate reduction in the salaries of all senior executives; and

  •
  a material change in his or her office location.

        For the purposes of the executive employment agreements entered into with Messrs. Sexton and Schenkkan and Ms. Arnold, a change-in-control of our company is deemed to have occurred when:

  •
  any "person," as defined in the Exchange Act of 1934, acquires 30% or more of our voting securities;

  •
  a majority of our directors are replaced in certain circumstances; or

  •
  stockholders approve certain mergers, or a liquidation or sale of our assets;

and the event that occurs is a "change in the ownership or effective control of a corporation" or a "change in the ownership of a substantial portion of the assets of a corporation" as defined in Treasury Regulation &1.409A-3(i)(5).

Executive Employment Agreement with David M. Lebolt

        Mr. Lebolt, our Senior Vice President and Chief Technology Officer, is our only current Named Executive Officer who was also a Named Executive Officer last year other than our Chairman, President and Chief Executive Officer. He entered into an executive employment agreement with us in December 2007 along with all other executive officers at that time (including Joel Legon, Sharad Rastogi and Graham Sharp) that provides for severance benefits following a termination of employment with our company other than a termination following a change-in-control of our company. The agreement provides for a term of two years and will automatically renew for one-year periods so long as neither the company nor Mr. Lebolt provides six months' prior written notice of its or his intent to terminate. If we terminate Mr. Lebolt's employment other than for cause, or if Mr. Lebolt terminates his employment for good reason, we must pay him his base salary and provide him with medical benefits for the twelve months following his termination. We must also pay Mr. Lebolt his target annual cash incentive compensation for the year of termination, if any, multiplied by the actual plan payout factor and prorated for the number of months that Mr. Lebolt actually worked for us. Furthermore, any time-based options, shares of restricted stock and restricted stock units that were due to vest within twelve months after Mr. Lebolt's date of termination will vest immediately upon termination. Vested options will be exercisable for a period of twelve months following termination. In order to be eligible to receive any of the above payments and benefits, Mr. Lebolt must execute a general release of claims against our company, excluding any claims relating to our company's obligations under the executive employment agreement.

        For the purposes of this agreement, cause includes:

  •
  material failure to perform assigned duties and responsibilities;

  •
  a breach of the executive employment agreement or any other agreement;

  •
  a serious and material violation of a company policy;

  •
  fraud, embezzlement or other material dishonesty relating to the company;

  •
  conviction of a felony or any other crime involving fraud, dishonesty or moral turpitude; and

  •
  failing or refusing to cooperate in an internal or external investigation of any matter in which the company has a material interest in the outcome of the investigation.

        For purposes of this agreement, good reason includes:

  •
  a material diminution in his authority, duties or responsibilities;

  •
  a material diminution in his base salary other than an across-the-board reduction in the base salaries of all executive officers;

  •
  a material diminution in the authority, duties or responsibilities of the supervisor to whom he reports, including a requirement that he report to someone other than our Chief Executive Officer, Chief Financial Officer or Chief Operating Officer;

  •
  a material diminution in the budget over which he retains authority;

  •
  a material change in his office location; and

  •
  a material breach of the executive employment agreement by the company.

        To the extent any payments to be made to Mr. Lebolt violate Section 409A of the Internal Revenue Code, we will hold the amounts and pay them in a lump sum without interest soon after the expiration of the relevant six-month period.

Executive Employment Agreements with our Former Named Executive Officers

        As previously discussed, Messrs. Legon, Rastogi and Sharp departed our company in 2008. Each had entered into an executive employment agreement with us in December 2007 that provided for the same severance benefits summarized above for Mr. Lebolt. In addition, the executive employment agreement entered into with Messrs. Legon and Sharp contained provisions that restrict their ability to engage in business that is competitive with our company's business for a period of one year following termination, or to solicit any person who was employed by or engaged with our company for a period of one year following termination. The executive employment agreements with Messrs. Lebolt and Rastogi, who are based in California, do not contain these provisions because they are not enforceable under California law.

        The following table sets forth the estimated benefits that each of our Named Executive Officers would be entitled to receive upon termination of his or her employment with our company (other than a termination following a change-in-control of our company) if our company terminates the Named Executive Officer without cause or the Named Executive Officer terminates his or her employment for good reason. Except with respect to Messrs. Legon, Rastogi and Sharp, these disclosed amounts assume that the Named Executive Officers' employment terminated on December 31, 2008. The amounts disclosed in the table are estimates only and do not necessarily reflect the actual amounts that would be paid to our Named Executive Officers, which amounts would only be known at the time that they become eligible for payment following their termination. The amounts for Messrs. Legon, Rastogi and Sharp reflect the actual amount each was entitled to receive upon his termination of employment with us on December 31, 2008, September 30, 2008 and June 1, 2008, respectively.

Estimated Current Value of Severance Benefits
(Other than Change-in-Control Benefits)

Name	Severance Amount(1)	Early Vesting of Stock Options(2)	Early Vesting of Restricted Stock and Restricted Stock Units(3)	Other(4)	Total
Gary G. Greenfield(5)	$2,700,000	—	$545,000	$41,884	$3,286,884
Ken Sexton(5)	$718,750	—	$102,188	$42,927	$863,865
Joel E. Legon(5)	$364,000	—	$55,634	$73,657	$493,291
Kirk E. Arnold(5)	$1,100,000	—	$127,170	$46,142	$1,273,312
David M. Lebolt (5)	$693,213	—	$117,480	$37,104	$847,797
Gerard Schenkkan(5)	$455,632	—	$33,332	$45,154	$534,118
Sharad Rastogi(5)	$296,400	—	$85,814	$37,315	$419,529
Graham Sharp(5)	$346,320	—	$52,700	$80,474	$479,494

(1)
Except for Messrs. Greenfield, Legon, Rastogi and Sharp, this amount reflects the sum of each Named Executive Officer's (i) annual base salary in effect on the date of termination and (ii) target annual cash incentive compensation for the year of termination multiplied by the actual plan payout factor (assuming the plan payout factor is 100%) and prorated for the number of months that the executive officer was actually employed by our company. For Mr. Greenfield, this amount represents the sum of (i) his annual base salary in effect on the date of termination and (ii) two cash incentive compensation payments for the year of termination, in each case assuming the plan payout factor is 100%, as follows: (a) 100% target annual cash incentive compensation and (b) target annual cash incentive compensation prorated for the number of days Mr. Greenfield was employed by our company.

With respect to Messrs. Legon, Rastogi and Sharp, this amount reflects his base salary in effect on his date of termination. See footnote 2 under the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 on page 31 for more detailed information regarding the severance amounts for Messrs. Legon, Rastogi and Sharp.

(2)
Although our Named Executive Officers were entitled to one-year acceleration of vesting with respect to time-based options that they held on their assumed or actual termination dates, because the closing prices of our common stock on NASDAQ on their assumed or actual termination dates were below the respective exercise prices of these options, no value is reflected.

(3)
Except for Messrs. Legon, Rastogi and Sharp, this amount equals the number of shares of restricted stock units that would have vested during the period beginning January 1, 2009 and ending December 31, 2009 multiplied by $10.91, the closing price of our common stock on NASDAQ on December 31, 2008. For Messrs. Legon, Rastogi and Sharp, this amount equals the number of shares of restricted stock and restricted stock units that would have vested during the twelve-month period following each executive's termination multiplied by the closing price of our common stock on the date each executive's employment terminated.

(4)
Includes (i) $30,000 for outplacement services for Ms. Arnold and Messrs. Greenfield, Sexton, Legon, Lebolt, Rastogi and Sharp, (ii) twelve months of medical benefits continuation for each Named Executive Officer as follows: Mr. Greenfield: $11,884, Mr. Sexton: $12,927, Mr. Legon: $15,812, Ms. Arnold: $16,142, Mr. Lebolt: $7,104, Mr. Schenkkan: $15,154, Mr. Rastogi: $0 and Mr. Sharp: $16,406, and (iii) the following amounts for unused vacation time: Mr. Legon: $27,845, Mr. Rastogi: $7,315 and Mr. Sharp: $34,068.

(5)
Upon termination of employment due to death or disability, each of the following Named Executive Officers would be entitled to receive the following amounts: Mr. Greenfield: $1,445,000, Mr. Sexton: $477,188, Ms. Arnold: $727,170, Mr. Lebolt: $492,480 and Mr. Schenkkan: $348,332. These amounts represent the following for each of the Named Executive Officers: (i) his annual base salary in effect on the date of death or disability (Mr. Greenfield: $900,000, Mr. Sexton: $375,000, Ms. Arnold: $600,000 and Mr. Lebolt: $375,000) (this amount is subject to reduction if the Named Executive Officer receives payment under our company's long-term disability plan) plus (ii) the aggregate amount set forth in the second and third columns above representing the value to the Named Executive Officer of twelve months of acceleration of unvested options, restricted stock and restricted stock units. In order for the Named Executive Officers to be eligible to receive any of the above payments and benefits, he or she must execute a general release of claims against our company, excluding any claims relating to our company's obligations under his or her executive employment agreement.

        As previously discussed, the change-in-control benefits for Mr. Greenfield and our new Named Executive Officers (Messrs. Sexton and Schenkkan, and Ms. Arnold) are contained in his or her executive employment agreement summarized above. Mr. Lebolt is our only current Named Executive Officer who was also a Named Executive Officer last year (excluding our Chairman, President and Chief Executive Officer). He entered into a change-in-control agreement with our company in December 2007 along with all other executive officers at that time (including Messrs. Legon, Rastogi and Sharp) that provides for the following severance benefits following a termination of employment with our company after a change-in-control of our company. If, within twelve months following a change-in-control of our company, Mr. Lebolt's employment is terminated by us without cause or if he terminates his employment with us for good reason, he will receive any earned but unpaid salary and a bonus payment for the year of termination equal to the greater of the highest annual bonus earned in the two most recent full fiscal years preceding the date of termination and his target bonus award, prorated for the number of days he worked for us during the year of termination. He will also receive a lump sum severance payment equal to 1.5 times the sum of his annual base salary plus the greater of his highest annual bonus earned in the two most recent full fiscal years preceding the date of termination and his target bonus award. In addition, he is entitled to receive medical benefits comparable to those he received while employed by us for the 18 months following the date of termination. The change-in-control agreement also provides that if his severance payment is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the severance payment will be reduced to an amount that will not subject him to the excise tax if the cut-back will not reduce the after-tax amount he would receive, after taking into account the severance payment and the excise tax, by more than $50,000. Finally, all unvested options, shares of restricted stock and restricted stock units then held by Mr. Lebolt will vest immediately and be exercisable for a period of 18 months following his termination. Any incentive option that is not exercised within three months after the termination date will automatically become a nonstatutory option under the tax rules of the Internal Revenue Code. In order for Mr. Lebolt to be eligible to receive any of the above payments and benefits, he must execute a general release of claims against our company, excluding any claims relating to our company's obligations under the change-in-control agreement.

        Mr. Lebolt's change-in-control agreement does not contain provisions that restrict his ability (i) to engage in business that is competitive with our company and (ii) to solicit any person who was employed by or engaged with our company because these types of provisions are not enforceable under California law.

        The following table sets forth the estimated benefits that each of our Named Executive Officers would be entitled to receive if his or her employment were terminated by us without cause or if he or she terminates his or her employment with us for good reason, within twelve months after a change-in-control of our company. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if a change-in-control of our company were to occur. The table below reflects the amount that could be payable under the various arrangements assuming that the change-in-control of our company occurred on December 31, 2008 and the Named Executive Officer's employment was immediately terminated and includes, with respect to Messrs. Greenfield and Sexton and Ms. Arnold, a gross-up for certain taxes in the event that any payments made in connection with a change-in-control of our company would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. No information is provided for Messrs. Legon, Rastogi and Sharp because each of their employments ended on or before December 31, 2008.

Estimated Current Value of Change-in-Control Benefits

	Severance Amount(1)	Early Vesting of Stock Options(2)	Early Vesting of Restricted Stock and Restricted Stock Units(3)	Estimated Tax Gross-Up	Other(4)	Total
Gary G. Greenfield(5)	$3,600,000	—	$1,090,000	—	$47,825	$4,737,825
Ken Sexton(5)	$1,479,452	—	$442,813	—	$49,391	$1,971,656
Kirk E. Arnold (5)	$2,332,603	—	$381,500	$981,164	$54,213	$3,749,480
David M. Lebolt(5)	$1,358,033	—	$418,070	—	$40,657	$1,816,760
Gerard Schenkkan(5)	$1,260,000	—	$133,307	—	$52,731	$1,446,038

(1)
Except for Messrs. Greenfield and Lebolt, this amount represents (i) the Named Executive Officer's accrued salary and pro rata portion of the greater of the Named Executive Officer's (a) current base salary or (b) highest annual bonus earned during the prior two years of employment plus (ii) 1.5 times the sum of the Named Executive Officer's (a) base salary in effect on the date of termination and (b) the greater of the Named Executive Officer's highest annual bonus earned in the two most recent full fiscal years preceding the date of termination or the Named Executive Officer's current base salary for the fiscal year in which the termination occurs. For Mr. Greenfield, this amount represents (i) his accrued salary and pro rata portion of the greater of his (a) current base salary or (b) highest annual bonus earned during the prior two years of employment plus (ii) 1.5 times the sum of his (a) base salary in effect on the date of termination and (b) the greater of his highest annual bonus earned in the two most recent full fiscal years preceding the date of termination and his current base salary. For Mr. Lebolt, this amount represents (i) his accrued salary and pro rata portion of the greater of his (a) target bonus award or (b) highest annual bonus earned during the prior two years of employment plus (ii) 1.5 times the sum of his (a) base salary in effect on the date of termination and (b) the greater of his highest annual bonus earned in the two most recent full fiscal years preceding the date of termination or his target bonus award for the fiscal year in which the termination occurs. In addition, with respect to Mr. Lebolt, if it is determined that his severance amount is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then his severance amount may be reduced to an amount that will not subject Mr. Lebolt to the excise tax imposed by Section 4999 if the cutback does not exceed by at least $50,000 the additional tax that would be incurred if the cutback were paid to Mr. Lebolt.

(2)
Upon termination following a change-in-control of our company, all unvested options held by the Named Executive Officer will vest in full. Although each of the applicable Named Executive Officers would have been entitled to full acceleration of vesting with respect to options that they held on December 31, 2008, because the closing price of our common stock on NASDAQ on December 31, 2008, $10.91, was below the exercise prices of these options, no value is reflected.

(3)
This amount equals the total number of shares of restricted stock and restricted stock units held by the Named Executive Officer on December 31, 2008 that would have vested in full on December 31, 2008, the assumed date of termination following a change-in-control of our company, multiplied by $10.91, the closing price of our common stock on NASDAQ on December 31, 2008.

(4)
Includes (i) $30,000 for outplacement services for each Named Executive Officer, and (ii) 18 months of medical benefits continuation for each Named Executive Officer as follows: Mr. Greenfield: $17,825, Mr. Sexton: $19,391, Ms. Arnold: $24,213, Mr. Lebolt: $10,657 and Mr. Schenkkan: $22,731.

(5)
Upon termination of employment due to death or disability within twelve months after a change-in-control of our company, each Named Executive Officer would be entitled to receive an amount equal to his or her annual base salary in effect on the date of death or disability and an additional twelve months of vesting on all time-based unvested options, restricted stock and restricted stock units. Upon death or disability, each of the following Named Executive Officers would be entitled to receive the following amounts: Mr. Greenfield: $1,445,000, Mr. Sexton: $477,188, Ms. Arnold: $727,170, Mr. Lebolt: $492,480, and Mr. Schenkkan: $348,332. These amounts represent the following for each of the Named Executive Officers: (i) his or her annual base salary in effect on the date of death or disability (Mr. Greenfield: $900,000, Mr. Sexton: $375,000, Ms. Arnold: $600,000, Mr. Lebolt: $375,000 and Mr. Schenkkan: $315,000) (this amount is subject to reduction if the Named Executive Officer receives payment under our company's long-term disability plan) plus (ii) the aggregate amount set forth in the second and third columns of the table above entitled "Estimated Current Value of Severance Benefits" representing the value to the Named Executive Officer of twelve months of acceleration of time-based unvested options, restricted stock and restricted stock units. In order for a Named Executive Officer to be eligible to receive any of the above payments and benefits, he or she must execute a general release of claims against our company, excluding any claims relating to our company's obligations under his or her executive employment agreement or change-in-control agreement, as applicable.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information with respect to stock options and other equity awards under our equity compensation plans as of December 31, 2008.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(3)	3,318,082	$29.72	6,551,153	(4)
Equity Compensation Plans Not Approved by Security Holders(5)	2,159,535	$29.99	0

Total	5,477,617	$29.85	6,551,153

(1)
Includes only stock options and restricted stock units outstanding under our equity compensation plans, since no warrants or other rights were outstanding as of December 31, 2008.

(2)
The weighted average exercise price of outstanding options does not take into account restricted stock units, which have a de minimis purchase price.

(3)
Includes our 1993 Director Stock Option Plan, as amended; 1994 Stock Option Plan, as amended; Second Amended and Restated 1996 Employee Stock Purchase Plan; 1997 Stock Incentive Plan, as amended; and Amended and Restated 2005 Stock Incentive Plan.

(4)
Includes 37,559 shares issued in connection with the offering period that ended on January 31, 2009 under our Second Amended and Restated 1996 Employee Stock Purchase Plan.

(5)
Includes our 1997 Stock Option Plan; 1998 Stock Option Plan; Amended and Restated 1999 Stock Option Plan; 2002 Midiman Inc. Stock Option/Stock Issuance Plan; Sibelius Software Limited Enterprise Management Incentive Scheme; Sibelius Software Limited Unapproved Discretionary Share Option Scheme 2000; Nonstatutory Stock Option Agreement dated December 19, 2007 entered into with Mr. Greenfield; Nonstatutory Stock Option Agreement dated January 28, 2008 entered into with Mr. Sexton; and Restricted Stock Unit Agreement dated January 28, 2008 entered into with Mr. Sexton.

        The following are summaries of our equity compensation plans that have not been approved by our stockholders:

        1997 Stock Option Plan—Our 1997 Stock Option Plan was adopted by our board of directors in December 1997 and provides for the grant of non-statutory stock options for up to 1,000,000 shares of common stock. As of December 31, 2008, there were 68,234 shares reserved for issuance upon exercise of outstanding options. No shares are available for future issuance under the plan.

        1998 Stock Option Plan—Our 1998 Stock Option Plan was adopted by our board of directors in December 1998 and provides for the grant of non-statutory stock options for up to 1,500,000 shares of common stock. As of December 31, 2008, there were 148,711 shares reserved for issuance upon exercise of outstanding options. No additional shares will be issued under the plan.

        Amended and Restated 1999 Stock Option Plan—Our Amended and Restated 1999 Stock Option Plan was adopted by our board of directors in November 1999 and provides for the grant of non-statutory stock options for up to 4,750,000 shares of common stock, of which up to 500,000 shares may be issued as restricted stock. As of December 31, 2008, there were 869,181 shares reserved for issuance upon exercise of outstanding options. No additional shares will be issued under the plan.

        2002 Midiman, Inc. Stock Option/Stock Issuance Plan—We assumed our 2002 Midiman, Inc. Stock Option/Stock Issuance Plan in August 2004 in connection with our acquisition of Midiman, Inc. (d/b/a M-Audio). The plan provides for the grant of incentive stock options, non-statutory stock options and restricted stock for up to 864,113 shares of common stock. As of December 31, 2008, there were 36,700 shares reserved for issuance upon exercise of outstanding options. No additional shares will be issued under the plan.

        Sibelius Software Limited Enterprise Management Incentive Scheme—We assumed our Sibelius Software Limited Enterprise Management Incentive Scheme in July 2006 in connection with our acquisition of Sibelius Software Limited, or Sibelius. The plan provides for the grant of Qualifying Options under the United Kingdom Finance Act 2000 for up to 24,772 shares of common stock. As of December 31, 2008, there were 6,180 shares reserved for issuance upon exercise of outstanding options. No additional shares will be issued under the plan.

        Sibelius Software Limited Unapproved Discretionary Share Option Scheme 2000—We assumed our Sibelius Software Limited Unapproved Discretionary Share Option Scheme 2000 in July 2006 in connection with our acquisition of Sibelius. The plan provides for the grant of non-statutory stock options for up to 9,809 shares of common stock. As of December 31, 2008, there were 4,904 shares reserved for issuance upon exercise of outstanding options. No additional shares will be issued under the plan.

        Nonstatutory Stock Option Agreement dated December 19, 2007 with Mr. Greenfield—The Nonstatutory Stock Option Agreement was approved by our board of directors and entered into with Mr. Greenfield on December 19, 2007 as an inducement award pursuant to an exemption from NASDAQ's stockholder approval requirements. The agreement grants Mr. Greenfield an option to purchase 725,000 shares of common stock. As of December 31, 2008, there were 725,000 shares reserved for issuance upon exercise of the option.

        Nonstatutory Stock Option Agreement dated February 28, 2008 with Mr. Sexton—The Nonstatutory Stock Option Agreement was approved by our board of directors and entered into with Mr. Sexton on January 28, 2008 as an inducement award pursuant to an exemption from NASDAQ's stockholder approval requirements. The agreement grants Mr. Sexton an option to purchase 260,000 shares of common stock. As of December 31, 2008, there were 260,000 shares reserved for issuance upon exercise of the option.

        Restricted Stock Unit Award Agreement dated February 28, 2008 with Mr. Sexton—The Restricted Stock Unit Award Agreement was approved by our board of directors and entered into with Mr. Sexton on January 28, 2008 as an inducement award pursuant to an exemption from NASDAQ's stockholder approval requirements. The agreement grants Mr. Sexton 50,000 restricted stock units. As of December 31, 2008, there were 40,625 shares reserved for issuance upon vesting of the restricted stock units.

Description of Terms of Plans Not Approved by Stockholders

        The 1997, 1998 and 1999 plans, and the 2002 Midiman plans contain provisions addressing the consequences of a change-in-control of our company. If our company undergoes a change-in-control, we must provide that all outstanding options are either assumed or substituted for by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not assume or substitute for the outstanding options, then our board of directors must either cash out or accelerate the options to make them fully exercisable prior to the change-in-control.

        Under the Sibelius option plans, if our company undergoes a change-in-control, the options must be exercised within 40 days of the change-in-control in the case of the Enterprise Management Incentive Scheme, and within three months of the change-in-control in the case of the Unapproved Discretionary Share Option Scheme.

        Mr. Greenfield's Nonstatutory Stock Option Agreement provides that the 725,000 shares subject to the option have an exercise price of $25.42 per share and will vest as follows: 100,000 shares will vest in equal 6.25% installments every three months beginning on March 19, 2008, 300,000 shares will vest pursuant to a performance-based schedule tied to our stock price, and 325,000 shares will vest pursuant to a performance-based schedule tied to both our stock price and our annual return on equity. Mr. Sexton's Nonstatutory Stock Option Agreement provides that the 260,000 shares subject to the option have an exercise price of $26.15 per share and will vest as follows: 50,000 shares will vest in equal 6.25% installments every three months beginning on April 28, 2008, 100,000 shares will vest pursuant to a performance-based schedule tied to our stock price, and 110,000 shares will vest pursuant to a performance-based schedule tied to both our stock price and our annual return on equity. Mr. Sexton's Restricted Stock Unit Award Agreement provides that the 50,000 restricted stock units will vest in equal 6.25% installments every three months beginning on April 28, 2008. In the event of any stock split or other similar change in capitalization or event, our board of directors may adjust, as it determines appropriate, the number and class of securities subject to Mr. Greenfield's and Mr. Sexton's awards. In connection with a reorganization event, our board of directors may take any one or more of the following actions with respect to the awards:

  •
  provide that the awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation;

  •
  provide that the unexercised portion of any option will terminate immediately prior to the consummation of the reorganization event unless exercised by Mr. Greenfield or Mr. Sexton, as applicable, within a specified period;

  •
  provide that the awards will become exercisable, realizable or deliverable, or restrictions applicable to the awards will lapse, in whole or in part prior to or upon the reorganization event;

  •
  in the event of a reorganization event under the terms of which stockholders will receive upon consummation of that event a cash payment, which we refer to as the acquisition price, for each share surrendered, make or provide for a cash payment to Mr. Greenfield or Mr. Sexton, as applicable, equal to the acquisition price times the number of shares of common stock subject to the awards minus, if applicable, the aggregate exercise price of the awards, in exchange for the termination of the awards;

  •
  provide that, in connection with the liquidation or dissolution of our company, the awards will convert into the right to receive liquidation proceeds, if applicable, net of the aggregate exercise price; or

  •
  any combination of the foregoing.

RELATED PERSON TRANSACTION POLICY

        Our board of directors has adopted a written policy and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), whom we refer to as "related persons," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," he or she must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review is not practicable, our audit committee may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually by the committee. As required under rules issued by the SEC, related person transactions that are determined to be directly or indirectly material to our company or a related person are disclosed in our proxy statement.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

  •
  the related person's interest in the transaction;

  •
  the approximate dollar value of the amount involved in the transaction;

  •
  whether the transaction was undertaken in the ordinary course of business;

  •
  whether the terms of the transaction are no less favorable to our company than terms that could be reached with an unrelated third party;

  •
  the purpose, and the potential benefits to our company, of the transaction; and

  •
  any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our audit committee may approve or ratify the transaction only if it determines that, under the circumstances, the transaction is not inconsistent with our company's best interests.

 REPORT OF THE AUDIT COMMITTEE OF AVID'S BOARD OF DIRECTORS

        The audit committee assists the company's board of directors in its oversight of the company's financial reporting process. The audit committee's responsibilities are more fully described in its charter, which can be accessed from the corporate governance page in the investor relations section of the company's website at www.avid.com.

        The audit committee has reviewed the company's audited consolidated financial statements for the fiscal year ended December 31, 2008 and has discussed these consolidated financial statements with management. The company's management is responsible for internal controls and the financial reporting process. The company's internal auditor is responsible for providing independent, objective reports to the audit committee on whether the company's internal control processes, business risk-management approach and governance processes are operating as intended. The company's independent registered public accounting firm is responsible for performing an independent audit of (i) the company's consolidated financial statements, and (ii) the company's internal control over financial reporting in accordance with generally accepted auditing standards, including, when applicable, standards adopted by the Public Company Accounting Oversight Board, and for issuing a report thereon.

        The audit committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended December 31, 2008 and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Col. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), as adopted by the Public Accounting Oversight Board in Rule 3600T, and the committee has discussed with the independent registered public accounting firm its independence from the company.

        Based on its discussions with the company's management and the independent registered public accounting firm, as well as its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2008.

AUDIT COMMITTEE
George H. Billings, Chair Elizabeth M. Daley Louis Hernandez, Jr.

ACCOUNTING MATTERS

Independent Registered Public Accounting Firm Fees

        The following table summarizes the aggregate fees and related expenses paid by us to Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2008 and 2007:

	2008	2007
	(in thousands)
Audit Fees	$3,999	$3,997
Audit-Related Fees	$0	$93
Tax Fees	$223	$370
All Other Fees	$0	$0

Total	$4,222	$4,459

        Audit Fees.    The audit fees listed for 2008 and 2007 were for professional services rendered in connection with the audits of the consolidated financial statements included in our Annual Report on Form 10-K for each year, audits of our internal control over financial reporting as of each year-end, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory and subsidiary audits, issuance of consents, and assistance with the review of documents filed with the SEC. All of these services were approved by our audit committee.

        Audit-Related Fees.    The audit-related fees listed for 2007 were for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and that are not reported under "Audit Fees." For 2007, these services related to consultation regarding mergers and acquisitions. All of these services were approved by our audit committee.

        Tax Fees.    The tax fees listed for 2008 and 2007 were for services related to tax compliance, tax advice and tax planning services. Tax compliance services include primarily the preparation or review of original and amended tax returns. Tax advice and tax planning services relate to tax advice concerning mergers and acquisitions, a U.S. research tax credit study, legal entity restructuring, consultations regarding transfer pricing, tax assistance provided to expatriate employees and other general tax advice. All of these services were approved by our audit committee.

Pre-Approval Policy and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm, Ernst & Young LLP. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee. Any pre-approved audit or non-audit services are detailed as to the particular type of services to be provided and are generally subject to a maximum dollar amount.

PROPOSAL 2—RATIFICATION OF THE SELECTION OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Summary

        Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as our independent registered public accounting firm since March 2006. We are asking stockholders to ratify our audit committee's selection. Although stockholder ratification of the selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our audit committee will reconsider the selection of Ernst & Young LLP for the ensuing fiscal year. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our company's and our stockholders' best interests.

        Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from our stockholders.

Board Recommendation

        Our board of directors recommends that our stockholders vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

 ADMINISTRATIVE MATTERS

Communicating with our Board of Directors

        Our board of directors will give appropriate attention to written communications that are submitted by our stockholders, and will respond if and as appropriate. Our Chairman and our lead independent director, with the assistance of our General Counsel, are primarily responsible for communications with stockholders and for providing, as they reasonably deem appropriate, copies or summaries of those communications to the other directors. Stockholders who wish to send communications on any topic to our board of directors should address those communications to the Board of Directors, c/o Secretary, Avid Technology, Inc., Avid Technology Park, One Park West, Tewksbury, Massachusetts 01876, or by email to Avid_Secretary@avid.com.

Proposals for our 2010 Annual Meeting of Stockholders

        Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. A proposal that a stockholder would like included in our proxy statement for our 2010 annual meeting of stockholders must satisfy all applicable requirements of Rule 14a-8 and must be received by our Secretary at our principal offices in Tewksbury, Massachusetts no later than December 18, 2009.

        If a stockholder intends to present a proposal at our 2010 annual meeting, but not include that proposal in our proxy statement, the proposal must be submitted to our Secretary at our principal offices in Tewksbury, Massachusetts no later than March 18, 2010, or 60 days before the date of our 2010 annual meeting, whichever is later. We have not yet set a date for our 2010 annual meeting; however, if our 2010 annual meeting is held on May 28, 2009 (the anniversary of our 2009 annual meeting), the deadline for delivery of a proposal would be March 29, 2009.

                        By Order of our Board of Directors,

                        Paige Parisi
                         Secretary

                        Tewksbury, Massachusetts
                        April 17, 2009

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date AVID TECHNOLOGY, INC. AVDTC1 AVID TECHNOLOGY, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain 2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. For address changes and/or comments, please check this box and write them on the back of this card where indicated. For All Withhold All For All Except Yes No 01) George H. Billings 02) Nancy Hawthorne 03) John H. Park The Board of Directors recommends that you vote “FOR” each of the following nominees. 1. To elect all of the nominees listed below as Class I Directors to serve for three-year terms. Nominees: Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator or other fiduciary, please give your full title. Joint owners must each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized partner. VOTE IN PERSON If you attend Avid Technology, Inc.’s 2009 Annual Meeting of Stockholders, you may vote in person. You will need to request a ballot at the annual meeting. If you are a beneficial owner, in order to vote in person at the annual meeting, you must obtain a legal proxy from the stockholder of record that authorizes you to do so. VOTE BY MAIL To vote by proxy by mail, please mark, sign and date the proxy card and return it in the enclosed reply envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE OVER THE INTERNET - www.proxyvote.com To vote by proxy over the Internet, please visit www.proxyvote.com anytime prior to 11:59 p.m. EDT on May 27, 2009. Please have this proxy card in hand when visiting the website and follow the instructions provided. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to receive or access future stockholder communications electronically by e-mail or over the Internet, please follow the instructions above to vote by proxy over the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in the future. The Board of Directors recommends that you vote “FOR” the following proposal. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, the shares represented by this proxy will be voted FOR each of the director nominees and FOR proposal 2. If any other matters properly come before the meeting, the persons named by Avid as proxies herein will vote in their discretion.

Address Changes/Comments: (If you noted any address changes or comments above, please mark corresponding box on the reverse side.) The undersigned hereby appoints Gary G. Greenfield, Paige Parisi and Ken Sexton, and each of them individually, with full power of substitution, as proxies to represent and vote all shares of stock that the undersigned would be entitled to vote, if personally present, at the 2009 Annual Meeting of Stockholders of Avid Technology, Inc. to be held at 909 Montgomery Street, Suite 400, San Francisco, California, at 8:00 a.m., PDT, and at any adjournments or postponements of the annual meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2009 ANNUAL MEETING OF STOCKHOLDERS MAY 28, 2009 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.